                                                                EXHIBIT 10.1

                                      LEASE

                          OF PREMISES AT 3 FORBES ROAD,

                            LEXINGTON, MASSACHUSETTS

                                      FROM

                             BHX, LLC, AS TRUSTEE OF
                              3 FORBES REALTY TRUST

                                       TO

                                ANTIGENICS, INC.

                                TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
SUMMARY OF BASIC TERMS...............................................................................    iii
ARTICLE I............................................................................................     1
ARTICLE II...........................................................................................     6
         Section 2.1    Lease Of The Premises........................................................     6
         Section 2.2    Common Rights................................................................     7
         Section 2.3    Parking......................................................................     7
         Section 2.4    Commencement Date; Lease Term; Rights to Extend..............................     8
         Section 2.5    Security Deposit.............................................................     8
         Section 2.6    Measurement..................................................................     9
         Section 2.7    Lease Amendment..............................................................     10
ARTICLE III..........................................................................................     10
         Section 3.1    Base Building Work...........................................................     10
         Section 3.2    Amenities Work...............................................................     10
         Section 3.3    Tenant's Work; Pre-Term Occupancy............................................     11
         Section 3.4    Signs........................................................................     12
ARTICLE IV...........................................................................................     13
         Section 4.1    Base Rent....................................................................     13
         Section 4.2    Additional Rent..............................................................     13
         Section 4.3    Net Lease....................................................................     13
         Section 4.4    Taxes........................................................................     14
         Section 4.5    Insurance Costs..............................................................     14
         Section 4.6    Operating Costs..............................................................     14
         Section 4.7    Payment for Electricity......................................................     15
         Section 4.8    Tenant's Audit Rights........................................................     15
ARTICLE V............................................................................................     16
         Section 5.1    Permitted Use................................................................     16
         Section 5.2    Restrictions on Use..........................................................     16
         Section 5.3    Hazardous Materials..........................................................     16
ARTICLE VI...........................................................................................     16
         Section 6.1    Landlord's Services..........................................................     16
         Section 6.2    Tenant's Rights Regarding Services...........................................     17
         Section 6.3    Extraordinary Use............................................................     17
         Section 6.4    Interruption; Delay..........................................................     18
         Section 6.5    Additional Services..........................................................     18
         Section 6.6    Remediation of Hazardous Materials...........................................     18
ARTICLE VII..........................................................................................     19
         Section 7.1    Rent.........................................................................     19
         Section 7.2    Utilities; Waste Removal.....................................................     19
         Section 7.3    No Waste.....................................................................     19
         Section 7.4    Maintenance; Repairs; and Yield-Up...........................................     19
         Section 7.5    Alterations by Tenant........................................................     20
         Section 7.6    Trade Fixtures and Equipment.................................................     20
         Section 7.7    Compliance with Laws.........................................................     20
         Section 7.8    Contents at Tenant's Risk....................................................     20
         Section 7.9    Exoneration; Indemnification and Insurance...................................     21
         Section 7.10   Landlord's Access............................................................     22
         Section 7.11   No Liens.....................................................................     22
ARTICLE VIII.........................................................................................     22
         Section 8.1    Subletting and Assignment....................................................     22
ARTICLE IX...........................................................................................     24
         Section 9.1    Subordination to Mortgages and Ground Leases.................................     24

         Section 9.2    Lease Superior at Mortgagee's or Ground Lessor's Election....................     24
         Section 9.3    Limitations on Obligations of Mortgagees, Ground Lessors and Successors......     24
         Section 9.4    Estoppel Certificates........................................................     25
ARTICLE X............................................................................................     25
         Section 10.1   Damage From Casualty.........................................................     25
         Section 10.2   Abatement of Rent............................................................     26
         Section 10.3   Termination..................................................................     26
ARTICLE XI...........................................................................................     26
         Section 11.1   Eminent Domain; Right to Terminate and Abatement in Rent.....................     26
         Section 11.2   Restoration..................................................................     26
         Section 11.3   Proceeds.....................................................................     26
ARTICLE XII..........................................................................................     27
         Section 12.1   Event of Default.............................................................     27
         Section 12.2   Landlord's Remedies..........................................................     27
         Section 12.3   Reimbursement of Landlord....................................................     28
         Section 12.4   Landlord's Right to Perform Tenant's Covenants...............................     28
         Section 12.5   Cumulative Remedies..........................................................     28
         Section 12.6   Expenses of Enforcement......................................................     29
         Section 12.7   Landlord's Default...........................................................     29
         Section 12.8   Limitation of Liability......................................................     29
         Section 12.9   Late Payment and Administrative Expense......................................     30
ARTICLE XIII.........................................................................................     30
         Section 13.1   Brokers......................................................................     30
         Section 13.2   Quiet Enjoyment..............................................................     30
         Section 13.3   Notices......................................................................     30
         Section 13.4   Waiver of Subrogation........................................................     30
         Section 13.5   Entire Agreement; Execution; Time of the Essence and Headings
                        and Table of Contents........................................................     30
         Section 13.6   Partial Invalidity...........................................................     31
         Section 13.7   No Waiver....................................................................     31
         Section 13.8   Holdover.....................................................................     31
         Section 13.9   When Lease Becomes Binding...................................................     31
         Section 13.10  No Recordation...............................................................     32
         Section 13.11  As Is........................................................................     32
         Section 13.12  Tenant's Financial Statements; Certain Representations
                        and Warranties of Tenant.....................................................     32
         Section 13.13  Summary of Basic Terms.......................................................     32
         Section 13.14  Landlord Waivers.............................................................     32
ARTICLE XIV..........................................................................................     32
         Section 14.1   Arbitrable Matters...........................................................     32
         Section 14.2   Arbitration..................................................................     33

Exhibits:
A - Property Description
B - Site Plan
C - Building Floor Plans
D - Base Building Work
E - Tenant's Work
F - Form of Letter of Credit
G - INTENTIONALLY OMITTED
H - Subordination, Non-Disturbance and Attornment Agreement
I - Clerk's Certificate

                             SUMMARY OF BASIC TERMS

                                      LEASE

                          OF PREMISES AT 3 FORBES ROAD,
                            LEXINGTON, MASSACHUSETTS

                                       TO

                                ANTIGENICS, INC.

                          DATED AS OF DECEMBER 6, 2002

================================================================================

         The following is a summary of certain basic terms of this Lease which is intended for the convenience and reference of the parties. Capitalized terms used, but not defined, in this Summary of Basic Terms, have their defined meanings in this Lease. In addition, some of the following items or terms are incorporated into this Lease by reference to the item or term or to this "Summary of Basic Terms".

1. Landlord: BHX, LLC, a Massachusetts limited liability company, as Trustee of 3 Forbes Realty Trust, a Massachusetts nominee trust.

2.       Tenant: Antigenics, Inc., a Delaware corporation.

3A. Premises: Initially, a portion of the first floor and a portion of the second floor of the Building, designated as "Original Premises" on the Building Floor Plans (the "Original Premises"). Additional space on the second floor of the Building, designated as "First Additional Premises" on the Building Floor Plans (the "First Additional Premises"), to be added as of the First Expansion Date. Additional space on the first floor of the Building, designated as "Second Additional Premises" on the Building Floor Plans (the "Second Additional Premises"), to be added as of the Second Expansion Delivery Date. The Original Premises, the First Additional Premises and the Second Additional Premises together constitute all of the leasable space in the Building.

3B. Landlord's Property: The Land with the Building and any other improvements now or hereafter thereon, now commonly known as 3 Forbes Road, Lexington, Massachusetts, as described on Exhibit A to this Lease and depicted on Exhibit B.

3C. Leasable Square Footage of the Premises: From the Commencement Date until the First Expansion Date, 88,510 square feet (the Original Premises), subject to adjustment as provided in Section 2.6; from the First Expansion Date until the Second Expansion Delivery Date, 128,510 square feet (the Original Premises and the First Additional Premises), subject to adjustment as provided in Section 2.6; and from and after the Second Expansion Delivery Date, 160,000 square feet (the Original Premises, the First Additional Premises and the Second Additional Premises).

3D. Leasable Square Footage of the Building: An agreed upon 160,000 square feet.

4A.      Base Building Work: As set forth in Section 3.1 and Exhibit D.

4B.      Tenant's Work: As set forth in Section 3.3 and Exhibit E.

4C. Amenities Work: In addition to the Base Building Work, Landlord shall install and furnish (a) the Fitness Center, (b) the Food Service Facility, (c) a stone lobby for the Premises, and (d) four (4) complete sets of finished restrooms in the Premises with tile and finishes selected by Tenant (collectively, the "Amenities Work").

5A. Lease Term: From the Commencement Date until the last day of the tenth (10th) Lease Year (August 31, 2013), subject to the terms of this Lease.

5B.      Commencement Date: August 15, 2003.

5C. Rights of Extension: Tenant shall have the right to extend the Lease Term for two (2) terms of ten (10) years each in accordance with Section 2.4(b).

6. Permitted Use: Subject to applicable Legal Requirements, the Premises may be used only for laboratory, research and development, light manufacturing and assembly, and general office purposes and lawful uses ancillary or accessory to any of the foregoing.

7.       Security Deposit: $1,000,000, in the form of cash or Letter of Credit.

8. Tenant's Parking Allocation: All of the parking spaces in the Parking Areas, other than spaces which BAE is entitled to use until the Second Expansion Delivery Date.

9. Base Rent: Base Rent for the first Lease Year is $885,100.00 ($73,758.33 per month), determined on the basis of an annual rate of $10.00 per square foot (subject to adjustment on the basis of an adjustment in the Leasable Square Footage of the Premises pursuant to
         Section 2.6). The annual per square foot Base Rent shall be adjusted as of the beginning of each Lease Year during the Lease Term to be one hundred three percent (103%) of the annual per square foot Base Rent for the immediately preceding Lease Year, rounded to the nearest cent. Therefore, the Base Rent for the Initial Term shall be as follows (subject to adjustment prior to the Second Expansion Rent Commencement Date on the basis of an adjustment in the Leasable Square Footage of the Premises pursuant to Section 2.6):

                                                       ANNUAL              MONTHLY              PSF
 PERIOD                                                 RATE                RATE                RATE
----------------------------------------------------------------------------------------------------------
First (1st) Lease Year (8/15/03-8/31/04):          $  885,100.00         $ 73,758.33           $10.00

Second (2nd) Lease Year until First Expansion
 Date (9/1/04-8/15/05 (anticipated))               $  911,653.00         $ 75,971.08           $10.30

First Expansion Date until end of second (2nd)
 Lease Year (8/15/05 (anticipated)-8/31/05         $1,323,653.00         $110,304.41           $10.30

Third (3rd) Lease Year until Second Expansion
 Rent Commencement Date (9/1/05-3/31/06
 (anticipated))                                    $1,363,491.10         $113,624.25           $10.61

Second Expansion Rent Commencement Date until
 end of third (3rd) Lease Year (3/31/06
 (anticipated)-8/31/06)                            $1,697,600.00         $141,466.67           $10.61

Fourth (4th) Lease Year (9/1/06-8/31/07)           $1,748,800.00         $145,733.33           $10.93

Fifth (5th) Lease Year (9/1/07-8/31/08)            $1,801,600.00         $150,133.33           $11.26

Sixth (6th) Lease Year (9/1/08-8/31/09)            $1,856,000.00         $154,666.67           $11.60

Seventh (7th) Lease Year (9/1/09-8/31/10)          $1,912,000.00         $159,333.33           $11.95

Eighth (8th) Lease Year (9/1/10-8/31/11)           $1,969,600.00         $164,133.33           $12.31

Ninth (9th) Lease Year (9/1/11-8/31/12)            $2,028,800.00         $169,066.67           $12.68

Tenth (10th) Lease Year (9/1/12-8/31/13)           $2,089,600.00         $174,133.33           $13.06

         During any Extension Term, the annual per square foot Base Rent shall continue to be adjusted as of the beginning of each Lease Year to be one hundred three percent (103%) of the annual per square foot Base Rent for the immediately preceding Lease Year, rounded to the nearest cent.

10A. Additional Rent: (a) Tenant's Share of (i) Taxes, (ii) Insurance Costs and (iii) Operating Costs, (b) Tenant's Electricity Costs, and/or (c) Other Additional Rent.

10B. Tenant's Electricity Costs: Tenant shall directly pay its actual costs for electricity provided to the Premises and/or the HVAC equipment and systems serving the Premises ("Tenant's Electricity Costs"), as provided in Section 4.7.

10C. Other Additional Rent: Includes all fees, charges, expenses, fines, assessments, interest, indemnities, or other sums payable by Tenant hereunder other than (a) Base Rent, (b) Tenant's Share of (i) Taxes,
         (ii) Insurance Costs and (iii) Operating Costs, and (c) Tenant's Electricity Costs due under this Lease.

11. Utilities: To be supplied by Landlord (including water and sewer charges) as part of the Operating Costs (except that Tenant's Electricity Costs shall not be included in Operating Costs and shall be paid by Tenant as provided in Section 4.7). However, Landlord, in addition to electricity, reserves the right to separately meter or submeter gas, water, sewer and other utilities serving the Premises in which event such separately metered or submetered items shall be directly billed to Tenant.

12. First Payment: First month's Base Rent in the amount of $73,758.33, plus the Security Deposit in the amount of $1,000,000, shall be paid upon execution of this Lease; provided that the Security Deposit may be in the form of a Letter of Credit complying with Section 2.5(b).

13. Brokers: (a) The Bulfinch Companies, Inc., having an office at First Needham Place, 250 First Avenue, Suite 200, Needham, MA 02494, and (b) Insignia/ESG, having an office at 111 Huntington Avenue, 12th Floor, Boston, MA 02119.

14A. Tenant's Address For Notices, Telephone Number, Fax Number and Taxpayer Identification No.:

         Prior to the Commencement Date:

         Antigenics, Inc.
         34 Commerce Way
         Woburn, MA 01801
         Attn: Russ Herndon, Chief Operating Officer and President
         Telephone: (781) 721-3818; Fax: (781) 938-6496

         From and after the Commencement Date:

         Antigenics, Inc.
         3 Forbes Road
         Lexington, MA
         Attn: Russ Herndon, Chief Operating Officer and President
         Telephone: ____________;  Fax: ____________

         with a copy to:

         Ropes & Gray
         One International Place
         Boston, MA 02110
         Attn: Stephen P. Lindsay, Esq.
         Telephone: (617) 951-7000; Fax: (617) 951-7050

         Tenant F.I.D.#06-1562417

14B.     Landlord's Address for Notices:

         BHX, LLC, as Trustee of 3 Forbes Realty Trust
         c/o The Bulfinch Companies, Inc.
         First Needham Place
         250 First Avenue, Suite 200
         Needham, MA 02494
         Attention: Robert A. Schlager
         Telephone: (781) 707-4000; Fax: (781) 707-4001

         with a copy to:

         Vorys, Sater, Seymour and Pease LLP
         Suite 2000, Atrium Two
         221 E. Fourth Street
         Cincinnati, OH 45202
         Attn: Charles C. Bissinger, Jr., Esq.
         Telephone: (513) 723-4000; Fax: (513) 723-4056

                                      LEASE

         THIS LEASE (this "Lease"), made as of the 6th day of December, 2002, between BHX, LLC, a Massachusetts limited liability company, as Trustee of 3 Forbes Realty Trust, a Massachusetts nominee trust, and Antigenics, Inc., a Delaware corporation, is as follows:

                              W I T N E S S E T H:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         In addition to the words and terms defined elsewhere in this Lease, the following words and terms shall have in this Lease the meanings set forth in this Article (whether or not underscored):

         "Additional Rent" has the meaning set forth in Item 10A of the Summary of Basic Terms.

         "Amenities Work" has the meaning set forth in Item 4C of the Summary of Basic Terms.

         "Applicable Interest Rate" means the lesser of (a) a rate per annum equal to four percent (4%) plus the prime rate of Fleet National Bank, Boston, Massachusetts (or any successor), in effect on the day the payment became due and subject to change thereafter or (b) the maximum rate permitted by applicable law.

         "BAE" means BAE SYSTEMS Information and Electronics Systems Integration Inc., a Delaware corporation, its successors and assigns, or any other tenant or occupant of the Second Additional Premises (other than Tenant).

         "Bankruptcy Laws" means any existing or future bankruptcy, insolvency, reorganization, dissolution, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction, or any laws amendatory thereof or supplemental thereto, including, without limitation, the United States Bankruptcy Code of 1978, as amended (11 U.S.C. Section 101 et seq.), as any or all of the foregoing may be amended or supplemented from time to time.

         "Base Building Plans" means the plans and specifications for the Base Building Work as identified in Exhibit D hereto.

         "Base Building Work" means the work to be performed by Landlord pursuant to the Base Building Plans. Base Building Work includes, without limitation, any such work with respect to the Original Premises and the First Additional Premises.

         "Base Rent" has the meaning set forth in Item 9 of the Summary of Basic Terms.

         "Brokers" has the meaning set forth in Item 13 of the Summary of Basic Terms.

         "Building" means the building located on Landlord's Property and shown on the Site Plan, and any additions thereto and alterations and replacements thereof from time to time.

         "Building Floor Plans" means the floor plans of the Building attached hereto as Exhibit C.

         "Business Days" mean Monday through Friday, except holidays. The term "holiday" shall mean (a) the federal day of celebration of the following holidays: New Year's Day, President's Day, Memorial Day, July 4th, Labor Day, Thanksgiving and Christmas and (b) the Friday after Thanksgiving.

         "Commencement Date" has the meaning set forth in Item 5B of the Summary of Basic Terms.

         "Common Areas" means all areas of Landlord's Property, as designated by Landlord from time to time, located inside or outside of the Building, which are not intended for the use of a single tenant and which are intended (a) for the non-exclusive common use of Landlord, Tenant and other tenants of portions of the Building and their respective employees, agents, licensees and invitees and/or (b) to serve Landlord's Property. Restroom facilities in the Building which are intended for use by one tenant only shall not be part of the Common Areas. Common Areas include, without limitation, the loading dock of the Building and the portion of the Building providing access to the loading dock, sidewalks, Parking Areas, access drives, landscaped areas, and utility lines and systems serving more than a single tenant. It is understood that there will be no Common Areas from and after the Second Expansion Delivery Date.

         "Delivery Condition" means the condition in which the Original Premises and the First Additional Premises presently exist, subject to ordinary wear and tear and subject to any damage caused by Tenant, with the Base Building Work substantially complete, free and clear of tenants and occupants.

         "Effective Date" means December 6, 2002.

         "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Water Act, 33 U.S.C. Section 1321 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, Chapter 21E of the Massachusetts General Laws, all regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation (including any state or local board of health rules, regulation, or code), which may relate to the protection of human health or the environment, all as may be from time to time amended or modified.

         "Event of Default" has the meaning set forth in Section 12.1.

         "Extension Term" means, as applicable, (a) the period of time beginning at the end of the Initial Term and ending at 11:59 p.m. on the last day of the twentieth (20th) Lease Year, and (b) the period of time beginning at the end of the twentieth (20th) Lease Year and ending at 11:59 p.m. on the last day of the thirtieth (30th) Lease Year.

         "First Additional Premises" has the meaning set forth in Item 3A of the Summary of Basic Terms.

         "First Expansion Date" means August 15, 2005, subject to acceleration as provided in Section 2.1(c).

         "Fitness Center" means the space on the first floor of the Building designated as "Fitness Center" on the Building Floor Plans, containing approximately 3,000 square feet.

         "Food Service Facility" means the space on the first floor of the Building designated as "Cafe" on the Building Floor Plans, containing approximately 4,000 square feet.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "Hazardous Materials" or "Hazardous Substances" means, at any time, (a) any "hazardous substance" as defined in Section 101(14) of CERCLA (42 U.S.C.
Section 9601(14)) or regulations promulgated thereunder; (b) any "hazardous waste" or "infectious waste," as such terms are defined in any Environmental Law at such time; and (c) asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), bio-medical materials or waste, nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances which may be hazardous to human health or the environment and which are listed or identified in, or regulated by, any Environmental Law.

         "HVAC" means heating, ventilation and air conditioning.

         "Initial Term" means the period beginning at 12:01 A.M. on the Commencement Date and ending at 11:59 P.M. on the last day of the tenth (10th) Lease Year.

         "Insurance Costs" includes the cost of insuring Landlord's Property, including without limitation the buildings and improvements now or hereafter situated thereon, and all operations conducted in connection therewith, with such policies, coverages and companies and in such limits as may be selected by Landlord (and/or which may be required by Landlord's lenders), including, but not limited to, fire insurance with extended or with all-risk coverage, comprehensive public liability insurance covering personal injury, deaths and property damage with a personal injury endorsement covering false arrest, detention or imprisonment, malicious prosecution, libel and slander, and wrongful entry or eviction, rent loss or business interruption insurance, plate glass insurance, contractual liability insurance and boiler insurance, all such insurance to be with coverages and in amounts and with deductibles consistent with insurance maintained by landlords of properties of comparable type and character in the Boston area.

         "Invitees" means employees, workers, visitors, guests, customers, suppliers, agents, contractors, representatives, licensees and other invitees.

         "Land" means the land located at 3 Forbes Road, Lexington, Massachusetts more particularly described in Exhibit A attached hereto and incorporated by reference herein and which is depicted on the Site Plan.

         "Landlord" means BHX, LLC, a Massachusetts limited liability company, as Trustee of 3 Forbes Realty Trust, a Massachusetts nominee trust, its successors and assigns.

         "Landlord's Architect" means ADD, Inc. or any other architect or architectural firm designated by Landlord.

         "Landlord's Property" has the meaning set forth in Item 3B of the Summary of Basic Terms.

         "Landlord's Restoration Work" has the meaning set forth in Section 10.1(a).

         "Landlord's Work" means the Base Building Work and the Amenities Work.

         "Leasable Square Footage" has, (a) when used with respect to the Premises, the meaning set forth in Item 3C of the Summary of Basic Terms, and
(b) when used with respect to the Building, the meaning set forth in Item 3D of the Summary of Basic Terms.

         "Lease Term" means the Initial Term and, if Tenant timely and properly exercises its right to extend pursuant to Section 2.4(b), each Extension Term with respect to which Tenant has so exercised such right.

         "Lease Year" means (a) with respect to the first Lease Year, the period beginning on the Commencement Date and ending one (1) year after the last day of the calendar month in which the Commencement Date occurs, if the Commencement Date is any day other than the first day of a calendar month and (b) with respect to the second Lease Year and each Lease Year thereafter, the twelve (12) month period immediately following the preceding Lease Year.

         "Legal Requirements" means all applicable laws, statutes, rules, regulations and requirements of governmental authorities, including, but not limited to, zoning laws and building codes, subject to the right of the party responsible for compliance to defer compliance pending its efforts to contest the same in good faith and in compliance with applicable procedures.

         "Letter of Credit" has the meaning set forth in Section 2.5(a).

         "Operating Costs" means all costs, expenses and disbursements of every kind and nature (except Taxes and Insurance Costs) which Landlord shall pay or become obligated to pay in connection with owning, operating, managing, maintaining, repairing or replacing Landlord's Property or elements thereof, all as determined by Landlord. Operating Costs shall include, by way of illustration, but not be limited to: all charges payable by Landlord in connection with the performance of Landlord's maintenance and repair obligations with respect to Landlord's Property; all charges payable by Landlord to provide utility services to Landlord's Property; all costs related to removal of snow and ice; all costs of pest and vermin control; all costs of providing, maintaining, repairing and replacing of paving, curbs, walkways, landscaping, planters, roofs, walls, drainage, utility lines, security systems and other equipment; all costs of painting the exterior of the Building; all costs of repaving, resurfacing, and restriping Parking Areas and drives; all surcharges, costs and expenses that may result from any Environmental Laws or other laws, rules, regulations, guidelines or orders; all costs of licenses, permits and inspection fees; all legal, accounting, inspection and consulting fees; all costs of capital replacements to Landlord's Property, amortized over their expected useful life based upon and including a market rate of interest; all costs of wages, salaries and benefits of operating personnel, including welfare, retirement, vacations and other compensation and fringe benefits and payroll taxes; and a management fee equal to two percent (2%) of gross rents (which management fees may be payable to an affiliate of Landlord). However, notwithstanding the above, the following specific items shall not be included:
(a) costs incurred by Landlord in discharging its obligations to do Landlord's Work; (b) cost of casualty repairs or other work needed because of fire, windstorm or other casualty (except for reasonable deductibles paid by Landlord under insurance policies maintained by Landlord); (c) costs associated with the financing of Landlord's Property, interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money; (d) costs of disputes between Landlord and its employees, contractors and tenants (including Tenant); (e) Taxes; (f) costs incurred by Landlord that would be considered capital improvements (as distinct from capital replacements) under GAAP, except that the annual amortization over the useful life with a reasonable salvage value on a straight-line basis of the following items shall be included: (i) any capital improvements made by Landlord and required by any changes in Legal Requirements after the Effective Date; and (ii) any capital improvements made by Landlord as a labor-saving measure or to accomplish other savings in operating, repairing, managing or maintaining Landlord's Property, but only to the extent of the savings; (g) depreciation and amortization on the Building, except as expressly permitted elsewhere in this Lease; (h) costs incurred because Landlord or another tenant violated the terms of any lease, including this Lease; (i) overhead and profit paid to affiliates of Landlord for services on or to Landlord's Property or for supplies or materials, to the extent that the costs of the services, supplies or materials exceed the competitive costs of the services, supplies or materials were they not provided by an affiliate of Landlord or to the extent they were paid for management services, for which a maximum management fee in specified in this Lease; (j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment used in providing janitorial services that is not affixed to the Building; (k) items and services for which Tenant reimburses Landlord or pays third parties or for which Landlord is entitled to be reimbursed by third parties; (l) advertising and promotional expenditures; (m) nonrecurring costs incurred to remedy defects in original construction materials or installations of Landlord's Work; (n) any costs, fees or penalties incurred because Landlord violated any Legal Requirement; (o) costs incurred to test, survey, clean-up, contain, abate, remove or otherwise remediate Hazardous Materials from Landlord's Property, unless the Hazardous Materials were in or on Landlord's Property because of Tenant's breach of this Lease or its negligence or intentional acts; (p) asset or property management fees other than the management fee payable to Landlord as specified in this Lease; and (q) costs of services assumed or declined by Tenant in accordance with Section 6.2.

         "Original Premises" has the meaning set forth in Item 3A of the Summary of Basic Terms.

         "Other Additional Rent" has the meaning set forth in Item 10C of the Summary of Basic Terms.

         "Parking Areas" means those portions of Landlord's Property which may be used for parking as depicted on the Site Plan, as such areas may be changed from time to time.

         "Partial Completion" means, with respect to the Base Building Work, that the Base Building Work has been completed to the point that, provided that Landlord and Tenant and their respective contractors reasonably cooperate and coordinate with each other, Tenant may thereafter perform Tenant's Work substantially continuously without material interference from performance of Landlord's Work. "Partial Completion" means, with respect to Landlord's Restoration Work, that Landlord's Restoration Work has been completed to the point that, provided that Landlord and Tenant and their respective contractors reasonably cooperate and coordinate with each other, Tenant may thereafter perform Tenant's Restoration Work substantially continuously without material interference from performance of Landlord's Restoration Work.

         "Permitted Use" has the meaning set forth in Item 6 of the Summary of Basic Terms.

         "Person" means any individual, partnership, joint venture, trust, limited liability company, business trust, joint stock company, unincorporated association, corporation, institution or other entity, including any governmental authority.

         "Premises" means (a) the Original Premises at all times until the First Expansion Date, (b) the Original Premises and the First Additional Premises at all times from the First Expansion Date until the Second Expansion Delivery Date, and (c) the Original Premises, the First Additional Premises and the Second Additional Premises (being all of the leasable space in the Building) from and after the Second Expansion Delivery Date.

         "Second Additional Premises" has the meaning set forth in Item 3A of the Summary of Basic Terms.

         "Second Expansion Delivery Date" has the meaning set forth in Section 2.1(b).

         "Second Expansion Rent Commencement Date" means the date which is ninety (90) days after the Second Expansion Delivery Date.

         "Security Deposit" has the meaning set forth in Item 7 of the Summary of Basic Terms.

         "Site Plan" means the site plan attached hereto as Exhibit B which depicts the approximate size and layout of the Land, the Building and the Parking Areas.

         "Substantial Completion" means, with respect to Landlord's Work, that Landlord's Work has been substantially completed, except for minor incomplete or unsatisfactory items which do not materially interfere with Tenant's use of the Premises for the Permitted Use. "Substantial Completion" means, with respect to Landlord's Restoration Work, that Landlord's Restoration Work has been substantially completed, except for minor incomplete or unsatisfactory items which do not materially interfere with Tenant's use of the Premises for the Permitted Use.

         "Summary of Basic Terms" means the Summary of Basic Terms which is affixed to this Lease immediately after the table of contents of this Lease.

         "Tax Fiscal Year" shall mean July 1 through June 30 next following, or such other tax period as may be established by law for the payment of Taxes.

         "Taxes" shall mean all taxes, assessments, betterments, water or sewer entrance fees and charges including general, special, ordinary and extraordinary, environmental, or any other charges (including charges for the use of municipal services if billed separately from other taxes), levied, assessed or imposed at any time by any governmental authority upon or against the Land, the Building, or the fixtures, signs and other improvements thereon then comprising Landlord's Property. This definition of Taxes is based upon the present system of real estate taxation in the Commonwealth of Massachusetts; if taxes upon rentals or any other basis shall be substituted, in whole or in part, for the present ad valorem real estate taxes, the term "Taxes" shall be deemed changed to the extent to which there is such a substitution for the present ad valorem real estate taxes.

         "Tenant" means Antigenics, Inc., a Delaware corporation, its permitted successors and permitted assigns.

         "Tenant Affiliate" means any Person which controls, is controlled by, or is under common control with, Tenant, or is a successor to Tenant by merger, consolidation or sale of substantially all of the assets of Tenant. For purposes of this definition, "control" of a Person means the power, direct or indirect, to vote more than 50% of the securities (or other ownership interests) having voting power for the election of directors or managers (in the case of a limited liability company) of the Person.

         "Tenant Improvements Plans" means the plans and specifications for Tenant's build-out of the Premises, to prepared by Tenant in accordance with
Section 3.3(a).

         "Tenant Invitees" means Tenant, its subtenants and assignees, any Tenant Affiliate, together with any of their respective Invitees.

         "Tenant's Electricity Costs" has the meaning set forth in Item 10B of the Summary of Basic Terms.

         "Tenant's Restoration Work" has the meaning set forth in Section
10.1(a).

         "Tenant's Share" means the amount (expressed as a percentage) equal to
(a) the Leasable Square Footage of the Premises divided by (b) the Leasable Square Footage of the Building; provided, however, that for purposes of determining Tenant's Share of Taxes, Insurance Costs and Operating Costs for the period from the Commencement Date until the Second Expansion Rent Commencement Date, the Premises shall be deemed to include the Original Premises and the First Additional Premises. The percentage determined by the preceding sentence shall be rounded upward to the nearest one-tenth of one percent (0.1%). From the Commencement Date until the Second Expansion Rent Commencement Date, Tenant's Share is 80.3%, subject to increase or decrease, as applicable, in the event of an increase or decrease in the Leasable Square Footage of the Premises (including pursuant to Section 2.6). The parties understand that the immediately preceding sentence has the effect of requiring Tenant to pay certain Additional Rent with respect to the First Additional Premises from and after the Commencement Date, before the Premises have been expanded to include the First Additional Premises. From and after the Second Expansion Rent Commencement Date, Tenant's Share is 100%.

         "Tenant's Work" means the work to be performed by Tenant pursuant to the Tenant Improvements Plans.

                                   ARTICLE II

                                LEASE OF PREMISES

         Section 2.1 Lease Of The Premises. Landlord does hereby lease the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon and subject to the terms and provisions of this Lease and all zoning ordinances, and easements, restrictions, and conditions of record. This Lease is effective as of the Effective Date, but the Lease Term will not commence until the Commencement Date. Initially, the Premises shall consist of the Original Premises, including the Fitness Center and the Food Service Facility. The Premises shall be expanded as follows:

                  (a) As of the First Expansion Date, the Premises shall be expanded to include the First Additional Premises. Landlord shall deliver the First Additional Premises to Tenant on the First Expansion Date in the Delivery Condition. From the First Expansion Date until the Second Expansion Delivery Date, the Premises shall consist of the Original Premises and the First Additional Premises.

                  (b) Landlord shall not (i) expand the rights of BAE to use Landlord's Property beyond those that exist under its lease as of the Effective Date or (ii) give BAE the right to use or occupy any portion of the Second Additional Premises beyond March 31, 2006. As used herein, the "Second Expansion Delivery Date" means (x) January 1, 2006, if BAE is not then in occupancy of any portion of the Second Additional Premises and Landlord has then put the Second Additional Premises in the Delivery Condition, or (y) if, as of January 1, 2006, BAE is in occupancy of all or any portion of the Second Additional Premises or Landlord has not put the Second Additional Premises in the Delivery Condition, such later date as of which BAE has vacated and surrendered the Second Additional Premises and Landlord has put the Second Additional Premises in the Delivery Condition, but not later than thirty (30) days after BAE vacates and surrenders the Second Additional Premises. If BAE holds over in any portion of the Second Additional Premises beyond March 31, 2006, Landlord will not have any liability to Tenant for the delay in the Second Expansion Delivery Date caused by such holdover, but Landlord shall take commercially reasonable steps to recover possession of the Second Additional Premises from BAE and to put the Second Additional Premises in the Delivery Condition. Landlord shall attempt in good faith to keep Tenant informed as to the anticipated Second Expansion Delivery Date, and shall respond to Tenant's inquiries in connection therewith. As of the Second Expansion Delivery Date, the Premises shall be expanded to include the Second Additional Premises. Landlord shall deliver the Second Additional Premises to Tenant on the Second Expansion Delivery Date in the Delivery Condition. From and after the Second Expansion Delivery Date, the Premises shall consist of the entire Building and Tenant shall have the exclusive right to possess the entire Landlord's Property (subject to Landlord's rights of access as provided herein). Notwithstanding the above provisions of this Section 2.1(b) to the contrary, Tenant's rent obligations with respect to the Second Additional Premises shall not commence until the Second Expansion Rent Commencement Date.

                  (c) The First Additional Premises are presently unleased. Landlord will not lease the First Additional Premises to a third party, other than under a lease that would commence after the Lease Term. From the Commencement Date until the First Expansion Date, Tenant shall have the right to use the First Additional Premises for dead storage purposes and to make improvements to and otherwise prepare for occupancy of the First Additional Premises, without the obligation to pay Base Rent therefor. Such use of the First Additional Premises prior to the First Expansion Date shall be subject to all the terms and conditions of this Lease other than the obligation to pay Base Rent for the First Additional Premises. Tenant may, at its option exercisable by written notice to Landlord, accelerate the First Expansion Date to a date earlier than August 15, 2005 (but not earlier than the Commencement Date) as specified in such notice.

         Section 2.2 Common Rights. The Premises are leased subject to, and with the benefit of, the non-exclusive right to use in common with others at any time entitled thereto the Common Areas for all such purposes as such areas may be reasonably designated, but only in connection with lawful business in the Building. Landlord shall have the right from time to time to change the Common Areas. The above provisions of this Section 2.2 shall be operative only until the Second Expansion Delivery Date, after which there shall be no Common Areas. Prior to the Second Expansion Delivery Date, to the extent that Landlord is required to allow BAE access to the Food Service Facility under Landlord's lease with BAE, Tenant shall permit BAE and BAE's Invitees to have access to and to use the Food Service Facility for its intended purpose, subject to such reasonable rules and regulations as may be established by Tenant from time to time.

         Section 2.3 Parking. Subject to the rights of BAE until the Second Expansion Delivery Date, Tenant Invitees are authorized to park passenger automobiles in the Parking Areas. Until the Second Expansion Delivery Date, Tenant shall not (a) permit any Tenant Invitees (other than visitors) to park in spaces designated as "visitor" spaces, (b) permit any Tenant Invitees to park in spaces designated as "reserved" spaces for BAE pursuant to BAE's lease, and (c) except for delivery trucks using designated loading and unloading facilities, permit any Tenant Invitee to park any vehicle on Landlord's Property other than passenger automobiles. Subject to (i) the rights of BAE until the Second Expansion Delivery Date, and (ii) Legal Requirements (including but not limited to Legal Requirements applicable to the Permitted Use), Tenant may restripe the Parking Areas and reconfigure the parking spaces within the Parking Areas and, to the extent necessary to use the Premises in compliance with Legal Requirements, and subject to compliance with Section 7.5 (without regard to Permitted Alterations as defined in Section 7.5), expand or construct additional Parking Areas, whether structured parking or otherwise, on Landlord's Property; provided, however, that if, under the terms of any mortgage on Landlord's Property, the consent of the mortgagee is required as a condition of expanding or constructing any additional Parking Areas, such expansion or construction shall be subject to such mortgagee's consent, but Landlord shall use commercially reasonable efforts to obtain such consent. With respect to any future mortgage on Landlord's Property, Landlord will negotiate in good faith to attempt to include a provision to the effect that the mortgagee will not unreasonably withhold its consent to the expansion or construction of additional Parking Areas.

         Section 2.4 Commencement Date; Lease Term; Rights to Extend.

                  (a) The Lease Term shall commence at 12:01 A.M. on the Commencement Date and, unless Tenant timely and properly exercises its right to extend pursuant to Section 2.4(b), shall end at 11:59 P.M. on the last day of the Initial Term.

                  (b) Provided there then exists no uncured Event of Default, Tenant shall have the right to extend the Lease Term for two (2) periods of ten (10) years each by giving Landlord written notice exercising such extension, which notice must be received by Landlord not more than eighteen (18) months nor less than twelve (12) months prior to the expiration date of the Initial Term or then current Extension Term, as applicable. If such notice is timely and properly given, the Lease Term shall be automatically extended upon the same terms and conditions except that (i) Base Rent for each Lease Year of an Extension Term shall be one hundred three percent (103%) of the Base Rent for the immediately preceding Lease Year, and (ii) there shall be no further right to extend or renew beyond the periods expressly set forth herein.

         Section 2.5 Security Deposit.

                  (a) Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord the Security Deposit, which shall be in the form of cash or a letter of credit which satisfies the conditions of
Section 2.5(b) ("Letter of Credit").

                  (b) If the Security Deposit is in the form of a Letter of Credit, such Letter of Credit must satisfy all of the following conditions: (i) the Letter of Credit must be in the exact form attached hereto as Exhibit F or otherwise reasonably approved by Landlord with an expiration date not less than one (1) year after the date of the Letter of Credit; (ii) the beneficiary of the Letter of Credit must be Landlord or Landlord's designee; (iii) the Letter of Credit must be irrevocable, unconditional and transferable one or more times without charge; (iv) the Letter of Credit must by issued by Fleet National Bank or another Massachusetts bank satisfactory to Landlord in its sole and absolute discretion; and (v) the Letter of Credit must provide that it may be drawn at a location in Boston, Massachusetts. If, at any time, the issuer of the Letter of Credit gives notice of its election not to renew, extend and/or reissue the Letter of Credit, then Tenant shall, on or before forty-five (45) days prior to the expiration of the term of the Letter of Credit, deliver to Landlord (1) a replacement Letter of Credit satisfying all of the above conditions or (2) cash in the full amount of the expiring Letter of Credit; and if Tenant fails to timely deliver to Landlord a replacement Letter of Credit as provided above or cash in the full amount of the expiring Letter of Credit, such failure shall constitute a payment failure under Section 12.1(a) and, in addition to any other rights which Landlord might have by reason of such payment failure, Landlord may draw on the Letter of Credit and hold the proceeds of such drawing as the Security Deposit. If Landlord draws on the Letter of Credit and holds the proceeds of such drawing as the Security Deposit under the immediately preceding sentence, then, as long as there exists no uncured Event of Default, Tenant may provide a replacement Letter of Credit in the amount of the Security Deposit which satisfies the conditions of this Section 2.5(b), whereupon Landlord will release the cash Security Deposit to Tenant. If (x) Landlord shall reasonably determine that there has been a material adverse change in the creditworthiness of the bank issuing the Letter of Credit and Tenant shall fail, within ten (10) days after notice, to either provide a replacement Letter of Credit as provided above or cash in the full amount of the existing Letter of Credit, or (y) Tenant fails to provide Landlord with cash in the full amount of the Letter of Credit within ten (10) days after notice to Tenant that (I) any proceedings under the Bankruptcy Code, receivership or any insolvency law are instituted with the issuer of the Letter of Credit as debtor or (II) the bank issuing the Letter of Credit is taken over by the Federal Deposit Insurance Corporation, the Resolution Trust Corporation or a similar entity, then such failure by Tenant under clauses (x) or (y) of this sentence shall constitute an Event of Default and, in addition to any other rights which Landlord might have by reason of such Event of Default, Landlord may draw on the Letter of Credit and hold the proceeds of such drawing as part of the Security Deposit.

                  (c) The Security Deposit is security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease and is not an advance payment of rent. It is agreed that if an Event of Default occurs, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for payment of any Base Rent, Additional Rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of the occurrence of an Event of Default, including, but not limited to, any damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord, including the costs of such proceeding or re-entry and further including, without limitation, reasonable attorneys' fees. It is agreed that Landlord shall always have the right to apply the Security Deposit, or any part thereof, as aforesaid, without additional notice and without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the Security Deposit or any part thereof. No interest shall be payable on the Security Deposit and Landlord shall have the right to commingle the Security Deposit with other funds of Landlord. If Landlord shall apply the Security Deposit in whole or in part, Tenant shall immediately upon demand pay to Landlord the amount so applied to restore the Security Deposit to its original amount. Because (i) Tenant's Share of (A) Taxes, (B) Insurance Costs and (C) Operating Costs, (ii) Tenant's Electricity Costs and (iii) Other Additional Rent may be subject to annual reconciliation based on actual amounts determined to be due, in addition to the other rights provided herein to Landlord regarding the Security Deposit, Landlord shall have the right, in its discretion, upon the end of the Lease and delivery of the Premises in accordance with the terms hereof, to hold a reasonable portion of the Security Deposit (or whatever amount remains after Landlord exercises its other rights hereunder) until fifteen (15) days after such reconciliation, at which time Landlord has the right to deduct any amounts then determined to be due from the remaining Security Deposit and return any balance of the Security Deposit to Tenant. If the remaining Security Deposit, if any, is not sufficient to pay Tenant's obligations hereunder, Tenant shall pay the same within ten (10) days of billing from Landlord. In the event of a sale or other transfer of Landlord's Property, or leasing of the entire Landlord's Property including the Premises subject to Tenant's tenancy hereunder, Landlord shall transfer the Security Deposit then remaining to the vendee or lessee, in which event Landlord shall thereupon be released from all liability for the return of such Security Deposit to Tenant; and Tenant agrees to look solely to the new landlord for the return of the Security Deposit then remaining. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         Section 2.6 Measurement. Either party may, by written notice given to the other during the period of ninety (90) days after the Commencement Date and/or during the period of ninety (90) days after the First Expansion Date, request an actual measurement of the Leasable Square Footage of the Premises, in which event Landlord's Architect shall make the requested measurement in accordance with BOMA standards and such measurement shall be used for purposes of this Lease until the Second Expansion Rent Commencement Date. If a measurement pursuant to this Section 2.6 results in an adjustment in the Leasable Square Footage of the Premises from that set forth in Item 3C of the Summary of Basic Terms, such adjustment shall be made retroactive to the Commencement Date (if the measurement is made within ninety (90) days after the Commencement Date) or the First Expansion Date (if the measurement is made within ninety (90) days after the First Expansion Date). If such adjustment is an increase in the Leasable Square Footage of the Premises, Tenant shall pay to Landlord the retroactive increase in Base Rent and Additional Rent within ten
(10) Business Days after Landlord invoices Tenant therefor. If such adjustment is a decrease in the Leasable Square Footage of the Premises, Tenant may credit the overpayment of Base Rent and Additional Rent resulting from the retroactive decrease in Base Rent and Additional Rent against the installments of Base Rent and Additional Rent next coming due.

         Section 2.7 Lease Amendment. If, pursuant to Sections 2.1, 2.6, 8.1 or
11.1 or any other provision of this Lease, there results a change in (or, in the case of the Second Expansion Delivery Date, the confirmation of) any of the terms or amounts in the Summary of Basic Terms (including, without limitation, the Leasable Square Footage of the Premises, Base Rent, or Tenant's Share) then in effect, Landlord and Tenant will promptly execute a written amendment to, and restatement of, the Summary of Basic Terms, substituting the changed (or confirmed) terms and recomputed amounts in lieu of each of the applicable terms and amounts then in effect which have been changed. As of the effective date of the amendment to the Summary of Basic Terms, the changed terms (and recomputed amounts) will be effective for all purposes of this Lease, and the amended and restated Summary of Basic Terms will be a part of, and incorporated into, this Lease.

                                   ARTICLE III
                                      WORK

         Section 3.1 Base Building Work.

         (a) Landlord shall perform the Base Building Work in a good and workmanlike manner using new, first class materials, in accordance with all Legal Requirements, and substantially in accordance with the Base Building Plans. Landlord reserves the right to make changes in the Base Building Work from time to time as Landlord deems necessary and/or appropriate in order to complete the performance of the Base Building Work. Without limiting the generality of the foregoing, Landlord may substitute materials to minimize delays and Landlord may make such changes to the Base Building Plans as Landlord deems necessary or appropriate in light of actual conditions, provided that no such changes or substitutions of materials shall decrease the quality of the materials, fixtures and devices used in the Base Building Work.

         (b) Landlord shall achieve Partial Completion (with respect to both the Original Premises and the First Additional Premises) not later than January 10, 2003, subject to extension for delays beyond the reasonable control of Landlord. After Landlord achieves Partial Completion of the Base Building Work and Tenant commences Tenant's Work, Landlord will cause its contractor to coordinate the continuing performance of the Base Building Work with the performance of Tenant's Work in order that Tenant's Work may proceed continuously and without material interference.

         (c) Landlord shall achieve Substantial Completion not later than the Commencement Date. Tenant's taking possession of the Premises for purposes of conducting Tenant's business shall be conclusive evidence, as against Tenant, that Landlord has achieved Substantial Completion, in substantial accordance with the Base Building Plans when Tenant took possession, except for punch list items on a list signed by both parties within thirty (30) days after Substantial Completion. Landlord shall complete all punch list items within thirty (30) days after the date of the punch list. Landlord warrants to Tenant that the Base Building Work shall be free from defects in workmanship and materials. Tenant shall deemed to have waived any claim under such warranty except for such matters of which Tenant advises Landlord in writing on or before the first anniversary of the Commencement Date. Except for the warranty specifically set forth above in this Section 3.1(c), Landlord disclaims any and all warranties with respect to the Base Building Work. Landlord shall assign to Tenant any warranties made by contractors or material suppliers to or for the benefit of Landlord with respect to the Base Building Work, including but not limited to any warranty made to or for the benefit of Landlord with respect to the roof of the Building.

         Section 3.2 Amenities Work. Not later than the Commencement Date, Landlord shall perform the Amenities Work in a good and workmanlike manner using new, first class materials, in accordance with all Legal Requirements, and substantially in accordance with plans submitted to and approved by Tenant (which approval Tenant will not unreasonably withhold, condition or delay). The parties intend that the level and finishes of the Amenities Work shall be that customary for similar types of amenities in suburban office buildings of a type and character similar to the Building in the Boston area. Landlord reserves the right to make changes in the Amenities Work from time to time as Landlord deems necessary and/or appropriate in order to complete the performance of the Amenities. Without limiting the generality of the foregoing, Landlord may substitute materials to minimize delays and Landlord may make such changes to the plans as Landlord deems necessary or appropriate in light of actual conditions, provided that no such changes or substitutions of materials shall decrease the quality of the materials, fixtures and devices used in the Amenities Work. Landlord will coordinate the performance of the Amenities Work with the performance of Tenant's Work in order that Tenant's Work may proceed continuously and without material interference. Tenant's taking possession of the Amenities Work for their intended purposes shall be conclusive evidence, as against Tenant, that Landlord has completed the Amenities Work in accordance with this Lease, except for punch list items on a list signed by both parties within thirty (30) days after delivery of possession. Landlord shall complete all punch list items within thirty (30) days after the date of the punch list. Landlord warrants to Tenant that the Amenities Work shall be free from defects in workmanship and materials. Tenant shall be deemed to have waived any claim under such warranty except for such matters of which Tenant advises Landlord in writing on or before the first anniversary of the Commencement Date. Except for the warranty specifically set forth above in this Section 3.2, Landlord disclaims any and all warranties with respect to the Amenities Work. Landlord shall assign to Tenant any warranties made by contractors or material suppliers to or for the benefit of Landlord with respect to the Amenities Work.

         Section 3.3 Tenant's Work; Pre-Term Occupancy.

         (a)      Tenant Improvements Plans.

                  (i) Tenant will prepare and submit to Landlord for review and approval final working plans and specifications for the build-out of the Premises, taking into account the Landlord's Work to be performed by Landlord. Within ten (10) days after receipt of the Tenant Improvements Plans, Landlord shall, by written notice to Tenant, approve or disapprove the Tenant Improvements Plans. Landlord will not unreasonably withhold, condition or delay its approval of any Tenant Improvements Plans, and in any disapproval of the Tenant Improvements Plans, Landlord shall specify in reasonable detail the respects in which the Tenant Improvements Plans are not satisfactory to Landlord. After receiving any notice of disapproval from Landlord with respect to the Tenant Improvements Plans, Tenant may revise the Tenant Improvements Plans to satisfy the reasonable concerns of Landlord and resubmit the revised Tenant Improvements Plans to Landlord for review and approval in accordance with the procedures set forth in this Section. Tenant may, from time to time thereafter, make changes in the Tenant Improvements Plans only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (ii) Tenant shall be fully responsible for the compliance of the Tenant Improvements Plans with all Legal Requirements and for assuring that the Tenant Improvements Plans provide for Tenant's Work that will be in compliance with all Legal Requirements and will satisfy Tenant's requirements. Landlord's approval of the Tenant Improvements Plans shall not, and shall not be deemed to, be a certification, representation, or warranty by Landlord that the Tenant Improvements Plans are adequate, complete, or in compliance with Legal Requirements.

                  (iii) Landlord may, as reasonably necessary, have Landlord's Architect and/or one or more engineers selected by Landlord: (A) review the Tenant Improvements Plans and/or any proposed changes therein and/or
(B) inspect Tenant's Work. All reasonable fees and charges of Landlord's Architect and/or any such engineers in connection with any such reviews and/or inspections shall be paid by Tenant as Additional Rent within fifteen (15) days after Tenant is billed therefor. All such reviews and inspections shall be for the sole benefit of Landlord and neither Landlord nor Landlord's Architect and/or engineers shall have any liability or obligation to Tenant or any other Person with respect to Tenant's Work or the performance thereof.

         (b) Performance of Tenant's Work. Tenant shall be fully responsible for the performance of Tenant's Work. Tenant shall be responsible for, and shall pay on or before the dates when due, all costs and expenses related to Tenant's Work, including, but not limited to, architects' and engineers' fees and charges, permits and other governmental fees and charges and all direct and/or indirect construction costs. The contractor(s) performing Tenant's Work shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves any of Sasso, John Moriarty & Associates, Shawmut Design & Construction, Turner Construction or The Richmond Company as a contractor to perform Tenant's Work. Tenant may commence Tenant's Work after Landlord has achieved Partial Completion. All of Tenant's Work shall be done in a good and workmanlike manner using new and high quality materials, in accordance with the provisions of all Legal Requirements and insurance requirements applicable thereto and in accordance with the requirements of Section 7.5. Tenant shall at its sole cost and expense do all work necessary and take all other steps required in order to obtain and maintain a certificate of occupancy for such portions of the Premises as Tenant intends to occupy from time to time; provided, however, that Landlord shall be responsible for compliance of Landlord's Work with Legal Requirements. Landlord may conduct such inspections of Tenant's Work as Landlord, in its sole discretion, determines. In addition to amounts payable pursuant to Section 3.3(a)(iii), Tenant shall pay to Landlord the sum of 2.5% of the cost of Tenant's Work to compensate Landlord for its time and expenses in connection with the inspection and review of Tenant's Work (such amount to be paid monthly based upon costs incurred); provided, however, that the maximum amount that Tenant shall be required to pay to Landlord under this sentence shall be $250,000. All such inspections and reviews are for the sole benefit of Landlord and Landlord shall have no liability or obligation to Tenant or any other Person with respect to Tenant's Work or the performance thereof.

         (c) Pre-Term Occupancy. Tenant may enter Landlord's Property prior to the Commencement Date at Tenant's own risk solely for the purpose of planning and performing Tenant's Work and otherwise preparing the Premises for occupancy by Tenant and installing fixtures and equipment; provided, however, that at all times that both Landlord's Work and Tenant's Work are ongoing, Tenant shall cooperate reasonably with Landlord in Landlord's efforts to coordinate the performance of the Base Building Work and the Amenities Work with the performance of Tenant's Work in accordance with Sections 3.1(b) and 3.2. During the period of any entry by Tenant prior to the Commencement Date pursuant to this Section, Tenant shall be subject to the insurance obligations set forth in Sections 7.8 and 7.9 and to all other obligations of Tenant under this Lease, other than the obligation to pay Base Rent and Additional Rent, and, prior to any such entry by Tenant prior to the Commencement Date, Tenant shall furnish Landlord with a certificate of insurance confirming its procurement of the insurance required by Sections 7.8 and 7.9.

         (d) Applicability. The provisions of Sections 3.3(a), (b) and (c) are applicable to the Original Premises, the First Additional Premises and the Second Additional Premises.

         Section 3.4 Signs. Tenant shall have the right to erect one (1) sign on the exterior of the Building provided that such sign complies with the provisions of this Section 3.4 and other applicable provisions of this Lease. The sign's location, design, shape, size, materials, color and type and all other matters related to such sign (other than Tenant's right to erect a sign) shall be subject to Landlord's prior written approval, which Landlord will not unreasonably withhold, condition or delay, following submission by Tenant to Landlord of detailed plans and specifications therefor. Except for the one sign permitted pursuant to the preceding three sentences, Tenant shall not erect any signs which are visible from the exterior of the Building. Tenant shall not erect signs except in compliance with all applicable requirements of the Town of Lexington and all other applicable Legal Requirements. Tenant shall be solely responsible for confirming that any proposed sign is in compliance with all such requirements. Tenant understands that, prior to the Second Expansion Date, BAE may have rights to erect signs on or visible from the exterior of the Building. All costs of obtaining permits and approvals, creating, installing, illuminating, maintaining, repairing, and/or replacing such sign shall be paid by Tenant. Any signs located in the interior of the Building shall comply with all applicable Legal Requirements. Tenant shall maintain its signs, if any, in good repair and condition. In addition, Tenant may, at its sole cost and expense, place a sign board identifying Tenant on the existing sign post located at the intersection of Route 2A and Forbes Road, subject to applicable Legal Requirements and the rights of other Persons. Any such sign board shall be consistent in size, color and appearance with other sign boards placed on such sign post. Tenant acknowledges that the sign post is not part of Landlord's Property and that Landlord makes no representations, warranties or commitments of any kind regarding Tenant's right to place and/or maintain any sign board thereon. At the end of the Lease Term or earlier termination of this Lease, Tenant shall promptly remove all exterior signage placed on the Building and/or sign post and restore all damage related to the installation, existence and/or removal of such signage.

                                   ARTICLE IV
                           BASE RENT; ADDITIONAL RENT

         Section 4.1 Base Rent. In consideration of the lease of the Premises pursuant to this Lease, Tenant shall pay therefor Base Rent in the amounts set forth in Item 9 of the Summary of Basic Terms. Base Rent for each Lease Year shall be payable in equal monthly installments and shall be paid without offset for any reason, except as herein expressly provided, in advance, on the first day of each calendar month during the Lease Term commencing on the Commencement Date. If the Commencement Date is not on the first day of a calendar month, Tenant shall pay, on or before the Commencement Date, a proportionate part of the Base Rent and Additional Rent for the month in which the Commencement Date occurs based upon the annual Base Rent and Additional Rent applicable to the first Lease Year, divided by 360 and then multiplied by the number of days in such month (including the Commencement Date) included in the Lease Term. Base Rent and Additional Rent shall be paid by an "electronic funds transfer" system arranged by and among Tenant, Tenant's bank and Landlord, or in such other manner as Landlord shall from time to time designate in writing. The parties hereto acknowledge and agree that the obligations owing by Tenant under this
Section 4.1 are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

         Section 4.2 Additional Rent. Tenant shall pay, without offset for any reason, except as herein expressly provided, all payments of Additional Rent payable by Tenant to Landlord hereunder. If Tenant fails to pay any Additional Rent, Landlord shall have all the rights and remedies for failure to pay Base Rent. The parties hereto acknowledge and agree that the obligations owing by Tenant under this Section 4.2 are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

         Section 4.3 Net Lease. Landlord and Tenant intend that the rent payable under this Lease shall be net Base Rent and Additional Rent to Landlord as described herein during the Lease Term. Landlord and Tenant have attempted in this Lease to set forth their respective responsibilities for all costs of owning, operating, maintaining, repairing, replacing and rebuilding Landlord's Property, with Landlord to be responsible for the costs of Landlord's Work, the costs of Landlord's Restoration Work, the costs of remediation of contamination by Hazardous Materials which is the responsibility of Landlord pursuant to
Section 6.6(a), the costs excluded from Operating Costs under items (c), (d),
(f), (g), (h), (i), (j), (l), (m), (n) and (p) of the definition of Operating Costs, and any other costs which are the responsibility of Landlord under the terms of this Lease, and Tenant to be responsible for Tenant's Share of Taxes, Insurance Costs and Operating Costs, Tenant's Electricity Costs, other utility costs, the costs of Tenant's Work, the costs of maintaining and repairing the Premises, the costs of any alterations or additions to the Premises, the costs of liability insurance, the costs of insurance with respect to Tenant's Work or any alterations or additions to the Premises, the costs of Tenant's Restoration Work, the costs of remediation of contamination by Hazardous Materials which is the responsibility of Tenant pursuant to Section 7.7, and any other costs which are the responsibility of Tenant under the terms of this Lease. The parties intend that neither party is to be responsible to the other for the costs of remediation of contamination by Hazardous Materials except as herein provided. In the event that this Lease does not expressly assign responsibility for any particular cost of owning, operating, maintaining, repairing, replacing or rebuilding Landlord's Property to Landlord or Tenant, then such cost shall be assigned to, or allocated as between, Landlord and/or Tenant in accordance with customary practice in the Boston area for single-user building net leases similar to this Lease. In the further event that Landlord and Tenant are unable to agree as to the assignment or allocation of responsibility for any particular cost under the immediately preceding sentence, then, at the written request of either party, such assignment or allocation shall be determined by arbitration pursuant to Section 14.2.

         Section 4.4 Taxes.

                  (a) Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant's Share of Taxes. Tenant's Share of Taxes shall be estimated in good faith by Landlord at the beginning of each Tax Fiscal Year, and shall be payable by Tenant to Landlord in equal estimated monthly installments together with the payment of Base Rent, subject to readjustment when the actual amount of Taxes is determined. After readjustment, any shortage shall be due and payable by Tenant within 15 days of demand by Landlord and any excess shall, unless an Event of Default has occurred, be credited against Additional Rent obligations next coming due, or refunded if the Lease Term has ended and Tenant has no further obligations to Landlord. If the taxing authority provides an estimated tax bill, then monthly installments of Taxes shall be based thereon until the final tax bill is ascertained. Landlord shall furnish to Tenant, upon receipt, a copy of any tax bill or any estimated tax bill.

                  (b) If, after Tenant shall have made any payment under this Section 4.4, Landlord shall, as a result of an abatement of Taxes, by final determination of legal proceedings, settlement or otherwise, receive a refund (the "Refund") of any portion of the Taxes paid on account of any Tax Fiscal Year in which such payments shall have been made Landlord shall, within thirty
(30) days after receiving the Refund, pay to Tenant (unless there then exists an uncured Event of Default) an amount equal to Tenant's Share of the Refund, which payment to Tenant shall be appropriately adjusted if Tenant's Share of Taxes covered a shorter period than covered by the Refund.

                  (c) Tenant shall have the right, at Tenant's cost, to pursue an abatement, reduction or contest of Taxes, provided that (i) Tenant shall give Landlord the opportunity, at Landlord's sole expense, to participate to such extent as Landlord may desire in such proceedings, and (ii) Tenant will not settle any such proceedings without the written consent of Landlord, which Landlord will not unreasonably withhold, condition or delay. Subject to the foregoing, Tenant shall have control of all tax abatement proceedings.

                  (d) If the Commencement Date is not on July 1, or the expiration or termination of this Lease is not on June 30, Tenant's obligation in respect of Taxes shall be prorated. If the final tax bill for the Tax Fiscal Year in which such expiration or termination of this Lease occurs shall not have been received by Landlord, then within thirty (30) days after the receipt of the tax bill for such Tax Fiscal Year, Landlord and Tenant shall make appropriate adjustments of estimated payments.

                  (e) Without limiting the generality of the foregoing, Tenant shall pay all rent and personal property taxes attributable to its signs or any other personal property including but not limited to its trade fixtures, the existing or any future floor coverings, wall treatments and light fixtures in the Premises.

         Section 4.5 Insurance Costs. Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant's Share of Insurance Costs. Tenant's Share of Insurance Costs shall be estimated in good faith by Landlord at the end of each calendar year, and shall be payable by Tenant to Landlord in equal estimated monthly installments, together with the Base Rent, subject to readjustment from time to time as reasonably determined by Landlord and also when actual Insurance Costs are determined. After a readjustment, any shortage shall be due and payable by Tenant within 15 days of demand by Landlord and any excess shall, unless there then exists an uncured Event of Default, be credited against Additional Rent obligations next coming due, or refunded if the Lease Term has ended and Tenant has no further obligations to Landlord. Landlord shall provide Tenant upon request with reasonable supporting documentation for the Insurance Costs for the prior calendar year; provided that such request is received by Landlord within six (6) months after the end of the calendar year to which such Insurance Costs relate.

         Section 4.6 Operating Costs. Tenant shall pay to Landlord, as Additional Rent, amounts equal to Tenant's Share of Operating Costs. Tenant's Share of Operating Costs shall be estimated in good faith by Landlord at the end of each calendar year, and shall be payable by Tenant to Landlord in equal estimated monthly installments, together with the Base Rent, subject to readjustment from time to time as determined by Landlord and also when actual Operating Costs are determined. After a readjustment, any shortage shall be due and payable by Tenant within 15 days of demand by Landlord and any excess shall, unless there then exists an uncured Event of Default, be credited against Additional Rent obligations next coming due, or refunded if the Lease Term has ended and Tenant has no further obligations to Landlord.

         Section 4.7 Payment for Electricity. Landlord shall cause the Premises to be separately metered or submetered for electrical use including, without limitation, with respect to all variable air volume ("VAV") boxes and pre-heaters, HVAC equipment and systems, lighting and outlets serving the Premises. If the Premises are separately metered or submetered such that the utility provider bills Tenant directly for Tenant's Electricity Costs, Tenant shall pay Tenant's Electricity Costs directly to the utility provider promptly as due and payable. If the Premises are separately metered or submetered such that the utility provider bills Landlord for electric service provided to the Building and Landlord bills Tenant for Tenant's Electricity Costs, Tenant shall pay Landlord's bills for Tenant's Electricity Costs within ten (10) days after receipt, it being intended that, if Landlord bills Tenant for Tenant's Electricity Costs promptly after receipt of the bill of the utility provider, and Tenant pays Landlord's bill for Tenant's Electricity Costs within ten (10) days after receipt, Landlord will receive payment of Tenant's Electricity Costs prior to the time that Landlord is required to pay the corresponding bill of the utility provider; provided, however, that if the timing of such billing and payment cycle is not such as will result in Landlord receiving payment of Tenant's Electricity Costs prior to the time that Landlord is required to pay the corresponding bill of the utility provider, Landlord may bill Tenant monthly for Tenant's Electricity Costs on an estimated basis, with periodic reconciliation of overpayments and underpayments of actual Tenant's Electricity Costs.

         Section 4.8 Tenant's Audit Rights. Annually, not later than the date 120 days after the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a report setting forth in reasonable detail the Operating Costs, Insurance Costs, and Taxes for the immediately preceding calendar year (in the case of Operating Costs and Insurance Costs) or Tax Fiscal Year (in the case of Taxes). Tenant shall have the right to audit Landlord's books and records relating to Operating Costs, Insurance Costs and/or Taxes with respect to the period covered by each such report within two (2) years after receipt of such report (such two (2) year period being called the "Audit Period") by delivering a notice of its intention to perform such audit to Landlord. Any such audit shall be performed at Landlord's office in Needham, Massachusetts, and Landlord shall make such books and records available within ten (10) Business Days after receiving Tenant's written notice. If, as a result of such audit, Tenant believes that it is entitled to receive a refund of any Additional Rent paid by Tenant in respect of Operating Costs, Insurance Costs and/or Taxes, Tenant shall deliver to Landlord, no later than thirty (30) days after expiration of the Audit Period, a notice demanding such a refund, together with a statement of the grounds for each such demand and the amount of each proposed refund. If, as a result of such audit, it is established that the Additional Rent charged to Tenant for the period in question was overstated, Landlord shall refund to Tenant within thirty (30) days after such overstatement is established the amount of the overstatement; and, if the Additional Rent was overstated by more than five percent (5%), Landlord shall pay Tenant interest on the refund at the Applicable Rate from the payment of the overstated amount by Tenant to the date of the refund. The cost of any such audit shall be paid by Tenant, except that, if it is established that the Additional Rent charged to Tenant for the period in question was overstated by more than five percent (5%), the reasonable cost of such audit shall be paid or reimbursed to Tenant by Landlord. An overstatement shall not be deemed to exist due to a Refund. Any audit shall be performed by either (a) Tenant's regular employees, (b) an independent accounting firm whose compensation is not, directly or indirectly, contingent in whole or in part on the results of the audit, or (c) an attorney or independent consultant retained by Tenant whose compensation is not, directly or indirectly, contingent in whole or in part on the results of the audit. If Landlord determines that a report previously furnished by Landlord was in error, Landlord may furnish a corrective or supplemental report to Tenant, and if such corrective or supplemental report results in increased Additional Rent, the Audit Period for the year covered by such report shall be extended for one (1) year after Landlord furnishes the corrective or supplemental report. Notwithstanding the foregoing, if Landlord has not billed Tenant on account of any Operating Cost, Insurance Cost or Taxes on or before the date two (2) years after the end of the calendar year in which such cost was incurred by Landlord, then Landlord shall be conclusively deemed to have waived any obligation on the part of Tenant to pay for such cost, provided that such two (2) year period shall be extended for such period of time, if any, that delay in billing by Landlord is attributable to a delay in Landlord's receipt of a bill from a third party.

                                    ARTICLE V
                                 USE OF PREMISES

         Section 5.1 Permitted Use. Tenant shall not use or occupy the Premises for any purpose other than the Permitted Use. Landlord will cooperate with Tenant in pursuing any change in zoning, any variance, special permit or other similar relief and any permit or approval with respect to Landlord's Property as Tenant reasonably requires to allow a Permitted Use, and, at Tenant's request and cost, will sign applications in connection therewith in its capacity as fee simple owner of Landlord's Property; provided, however, that Landlord shall not be required to sign any application for a change in zoning which, under the terms of any mortgage on Landlord's Property, would require the consent of the mortgagee, without the consent of the mortgagee, but Landlord shall use commercially reasonable efforts to obtain such consent. With respect to any future mortgage on Landlord's Property, Landlord will negotiate in good faith to attempt to include a provision to the effect that the mortgagee will not unreasonably withhold its consent to a change in zoning to permit a Permitted Use.

         Section 5.2 Restrictions on Use. Tenant shall use the Premises in a careful, safe and proper manner, shall not commit or suffer any waste on or about Landlord's Property, and shall not make any use of Landlord's Property which is prohibited by or contrary to any Legal Requirements, or which would cause a public or private nuisance. Tenant shall comply with and obey all Legal Requirements which in any way affect the use of Landlord's Property. Tenant, at its own expense, shall obtain any and all permits, approvals and licenses necessary for use of the Premises, except that Landlord shall obtain all building permits and approvals required for the performance of Landlord's Work. Tenant shall not overload the floors or other structural parts of the Building; and shall not commit or suffer any act or thing on Landlord's Property which is illegal or which unreasonably disturbs BAE. Tenant shall not do or permit to be done any act or thing on Landlord's Property which will invalidate or be in conflict with any insurance policies covering Landlord's Property. If, due to any use of the Premises or activity of Tenant in or about Landlord's Property, the Insurance Costs are increased, Tenant shall pay Landlord the amount of such increase caused by the failure of Tenant to comply with the provisions of this Section. Tenant shall cause any fire lanes located on Landlord's Property to be kept free of all parking associated with its business or occupancy and in compliance with all applicable regulations. Tenant acknowledges that BAE may maintain, during the term of its lease, a "clean room" in its premises, which clean room may be designed and constructed to maintain an atmosphere free from any dust, noise, light and/or other external stimuli which might interfere with BAE's research and development operations therein ("Clean Room Operations"). Tenant shall refrain from causing any unusual noise, vibrations, dust or other conditions which may interfere with BAE's Clean Room Operations, including during the performance of the Tenant Improvements Work. Tenant will coordinate Tenant's Work with BAE to minimize disruptions, including using diligent efforts to coordinate Tenant's Work that could result in vibrations, dust, utility outages or noise that might affect BAE's Clean Room Operations. Provided BAE informs Tenant of BAE's critical testing schedule periods, Tenant will use diligent efforts to schedule Tenant's Work to avoid such critical testing periods, to the extent practicable without materially extending the schedule for the completion of Tenant's Work.

         Section 5.3 Hazardous Materials. Tenant in its use of the Premises will not use, store, discharge, release, or permit the presence of any Hazardous Materials on Landlord's Property, except in a manner and in quantities customarily incidental to and consistent with the Permitted Use(s) and in compliance with all applicable Environmental Laws.

                                   ARTICLE VI
                               LANDLORD'S SERVICES

         Section 6.1 Landlord's Services. Landlord shall furnish to the Building the services set forth below in this Section 6.1, subject to the conditions stated in this Lease. The cost of certain of these services are to be (i) paid by Tenant, as provided in this Lease, or (ii) included in Operating Costs, Insurance Costs or Taxes, as applicable.

                  (a) Exterior of Building and Mechanical Elements. Landlord shall keep the exterior of the Building in good condition and repair the exterior and mechanical elements of the Building, including the roof, and the utility lines and systems outside the Building (except to the extent those utility lines or systems are the property or responsibility of the applicable utility company). Landlord will make any changes in the Base Building Work required by any changes in Legal Requirements after the date of this Lease.

                  (b)      Systems. Subject to Tenant's obligations under
Section 7.4, Landlord shall operate, maintain and repair the HVAC system, the plumbing system and the electrical system of the Building. Landlord shall provide HVAC services to the Premises to heat and cool the Premises at temperatures in accordance with ASHRAE standards.

                  (c) Water and Sewer. Cold and hot water at standard Building temperatures will be available for ordinary drinking, cleaning, sanitary and lavatory purposes. If Tenant requires or uses water for any purpose in addition to such ordinary purposes, Landlord may install a water meter at Tenant's expense and thereby measure Tenant's water consumption. Tenant shall pay Landlord, as Additional Rent, on demand the cost of all water consumption so metered, including without limitation any and all sewer rents, taxes or levies assessed by any governmental authority or utility in connection with metered consumption. Such meter and installation equipment shall be maintained in good working order and repair at Tenant's expense.

                  (d) Elevator. Landlord will maintain two (2) automatic operatorless elevators in operation in the Building.

                  (e) Exterior. Landlord shall maintain and keep the portions of Landlord's Property outside of the Building in good condition and repair.

                  (f) Taxes. Landlord shall pay all Taxes levied upon or with respect to the Landlord's Property.

                  (g) Insurance. Landlord shall procure and maintain in full force and effect so-called "all risk" fire, casualty and extended coverage insurance with respect to Landlord's Property, with vandalism and malicious mischief endorsements and replacement cost coverage, liability insurance with respect to Landlord's Property, and rent loss insurance, all in such amounts, with such deductibles and with such other insurance upon or with respect to Landlord's Property as is consistent with insurance maintained by landlords of properties of a type and character comparable to Landlord's Property in the Boston area or otherwise required by Landlord's lender consistent with the customary practices of institutional lenders. However, Landlord will not maintain "all risk" fire, casualty and extended coverage insurance with respect to the improvements to the Premises constructed by Tenant pursuant to Section
3.3 or Section 7.5, which insurance will be maintained by Tenant as provided in
Section 7.9.

         Section 6.2 Tenant's Rights Regarding Services. Notwithstanding the provisions of Section 6.1 to the contrary, Tenant may, at Tenant's option exercisable by written notice given by Tenant to Landlord from time to time, (a) at Tenant's sole cost and expense, assume from Landlord the performance of any of the services to be provided by Landlord pursuant to Section 6.1(a)-(e), in which event Landlord shall have no obligation to Tenant for such assumed services and Tenant shall be responsible for the performance of such assumed services, and/or (b) decline any of such services provided by Landlord pursuant to Section 6.1(a)-(e) as are not customarily provided to properties of comparable type and character in the Boston area, in which event Landlord shall have no obligation to Tenant for such declined services; provided, however, that Tenant may not assume or decline the performance of such services with respect to exterior portions of Landlord's Property or which affect the Second Additional Premises until the Second Expansion Delivery Date.

         Section 6.3 Extraordinary Use. Except for Landlord's Work, Landlord shall have no obligation to make the Premises suitable for Tenant's use. Any additional capacity or structural support which may be necessary and/or appropriate in connection with the conduct of Tenant's business and/or Tenant's use of the Premises shall be installed and maintained at the sole cost and expense of Tenant subject to, and in accordance with, the applicable provisions of this Lease.

         Section 6.4 Interruption; Delay. Landlord shall have no responsibility or liability for failure or interruption of any such repairs or services referred to in this Article VI, or for any interruption in utility services, caused by breakage, accident, strikes, repairs, inability after exercise of reasonable diligence to obtain supplies or otherwise furnish services, or for any cause or causes beyond the reasonable control of Landlord (but Landlord, in respect of those matters for which Landlord is responsible, will use reasonable efforts to restore such services or make such repairs as soon as possible), nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish such service or make such repair shall not be construed as an eviction of Tenant, nor render Landlord liable in damages, nor entitle Tenant to an abatement of Base Rent or Additional Rent, nor release Tenant from the obligation to fulfill any of its covenants under this Lease, except as provided in Articles X and XI with respect to eminent domain and damage by fire or other casualty.

         Section 6.5 Additional Services. Should Tenant request any additional services, or services beyond the noted hours for such services, Tenant agrees to pay to Landlord as Additional Rent therefor Landlord's costs for providing such service, plus an additional fifteen (15%) percent as an administrative fee, within fifteen days of Landlord's billing Tenant therefor.

         Section 6.6 Remediation of Hazardous Materials.

                  (a) If (i) all or any portion of Landlord's Property is contaminated by Hazardous Materials in violation of Environmental Laws and such contamination either existed prior to the date on which Landlord achieves Partial Completion or was caused by Landlord or Landlord's contractors or agents, and (ii) such contamination materially affects the practical use and enjoyment of a substantial portion of the Premises by Tenant, then Landlord shall be responsible to Tenant to act diligently to remediate or otherwise address such contamination so the violation of Environmental Laws caused thereby ceases to exist ("Remediate"). If, by reason of a contamination of Landlord's Property by Hazardous Materials in violation of Environment Laws for which Landlord is responsible to Tenant under the above provisions of this Section, a substantial portion of the Premises is not tenantable by Tenant for the Permitted Use, and if Landlord defaults in the performance of its obligations under this Section (subject to the notice and cure provision set forth in Section 12.7), Tenant may either (x) take reasonable steps to Remediate such contamination, in which case Tenant may setoff the reasonable costs thereof against the Base Rent and Additional Rent next coming due, or (y) terminate this Lease; provided, however, that as a condition of such rights of Tenant to exercise self-help and setoff, or to terminate this Lease, such rights shall either have been conceded by Landlord or Landlord's default under this Section (subject to the notice and cure provision set forth in Section 12.7) shall have been determined by arbitration pursuant to Section 14.2 and, if such default is determined by arbitration, Landlord shall have failed to commence to cure such default within thirty (30) days after such determination or shall fail thereafter to diligently complete the cure.

                  (b) If, by reason of a contamination of Landlord's Property by Hazardous Materials in violation of Environmental Laws for which Landlord is not responsible to Tenant under Section 6.6(a) and which is not the responsibility of Tenant under Section 7.7 (for example, the migration of Hazardous Materials to Landlord's Property from an adjacent property), a substantial portion of the Premises is not tenantable by Tenant for the Permitted Use, and Landlord, in its sole discretion, undertakes in writing, within thirty (30) days after Tenant gives Landlord written notice thereof, the obligation to Remediate such contamination, then the respective rights and obligations of Landlord and Tenant with respect to such contamination shall be as set forth in Section 6.6(a). If, by reason of contamination described in the immediately preceding sentence, a substantial portion of the Premises is not tenantable by Tenant for the Permitted Use, but Landlord, in its sole discretion, fails or refuses to undertake in writing, within thirty (30) days after Tenant gives Landlord written notice thereof, the obligation to Remediate such contamination, Tenant may (x) at Tenant's cost (but without waiving any rights Tenant may have against potentially liable parties), take reasonable steps to Remediate such contamination, or (y) terminate this Lease; provided, however, that as a condition of such right of Tenant to terminate this Lease, such right shall either have been conceded by Landlord or determined by arbitration pursuant to Section 14.2 and, if such right is determined by arbitration and the contamination can reasonably be Remediated within nine (9) months after commencement of such remediation, Landlord may, in its sole discretion, avoid such termination by undertaking in writing the obligation, and commencing, to Remediate the contamination within thirty (30) days after such determination and thereafter diligently pursuing and completing such remediation, in any event making the Premises tenantable by Tenant for the Permitted Use within nine (9) months after commencement of such remediation.

                  (c)      In the event that the provisions of Section 6.6(a) or
Section 6.6(b) shall become applicable, the Base Rent and Tenant's Share of Taxes, Insurance Costs and Operating Costs shall be abated or reduced proportionately during any period in which, by reason of the contamination, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction may be adjusted from time to time based on the extent of the interference with Tenant's operations.

                                   ARTICLE VII
                          CERTAIN OBLIGATIONS OF TENANT

         Section 7.1 Rent. Tenant will promptly pay the Base Rent and Additional Rent (including without limitation any and all sums payable by Tenant to the applicable provider of utilities) at the time and in the manner provided for in this Lease.

         Section 7.2 Utilities; Waste Removal. In addition to electricity which is the subject of Section 4.7 and water and sewer which is the subject of
Section 6.1(c), Landlord reserves the right to cause any or all of Tenant's other utilities to be separately metered or submetered. In the event that Tenant is billed directly by a utility provider, then Tenant shall pay such bills directly to such utility provider prior to their due dates. In the event Tenant's utility usage is separately metered or sub-metered by Landlord, Tenant shall pay the billed charges therefor to Landlord as Additional Rent within fifteen (15) days of Landlord's billing therefor. In the event Tenant's utility usage is not separately metered, then, except for Tenant's Electricity Costs, Tenant shall pay for such usage as a part of the Operating Costs. Tenant agrees that its use of electric current shall never exceed the capacity of existing feeders, risers and wiring installations in the Building. Tenant shall be solely responsible for removing its trash, debris and waste from Landlord's Property and proper disposal and/or recycling of same.

         Section 7.3 No Waste. Tenant shall not overload, damage or deface the Premises nor shall it suffer or permit the same to be done, nor shall it commit any waste.

         Section 7.4 Maintenance; Repairs; and Yield-Up. Tenant will keep the Premises neat and clean and maintain the same in such repair and condition as the same now are or hereafter may be put. Tenant's obligation to so maintain and repair the Premises shall apply to all of the Premises, including, without limitation, all doors, glass, fixtures, interior walls, floors and ceilings. There is excepted from Tenant's obligations under this Section 7.4 only (a) damage due to fire or other casualty ("Casualty"), (b) repairs and work which are otherwise the specific responsibility of Landlord hereunder, and (c) reasonable wear and tear. At the end of the Lease Term or sooner termination of this Lease, Tenant shall peaceably surrender and deliver up the Premises to Landlord, leaving all erections, alterations and additions to the Premises in such repair and condition, broom clean, with all utilities safely capped, and removing all signs and lettering and all trade fixtures, personal property, goods and effects belonging to Tenant or anyone claiming through or under Tenant. Without limiting the foregoing, Tenant and not Landlord shall be solely responsible for the maintenance and repair of the Premises and all the pipes, wires, conduits, utilities and other installations that serve only the Premises. Tenant shall cause all maintenance and repair work to conform to Legal Requirements. Tenant shall keep the Premises clear of all filth, trash and refuse. If at any time there exists an uncured Event of Default as to Tenant's obligations under the above provisions of this Section, then Landlord will have the right (but not the obligation), without waiving any such Event of Default by Tenant, to cause such obligations to be performed upon not less than three (3) days' prior written notice to Tenant (or a shorter period of prior written notice, or a contemporaneous written notice, if appropriate in Landlord's judgment in light of the nature of Tenant's obligations to be performed), and if Landlord causes any of such obligations to be performed, the costs and expenses reasonably incurred by Landlord in connection therewith shall be due and payable by Tenant to Landlord as Additional Rent upon demand. Tenant shall be responsible for janitorial services for the Premises and all restroom facilities located therein.

         Section 7.5 Alterations by Tenant. Tenant will not make any change in, or addition to, the Premises without first obtaining, on each occasion, Landlord's consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, and then only at Tenant's expense, and in a lawful manner subject to (a) maintenance of insurance in form and substance satisfactory to Landlord and (b) compliance with Sections 7.9 and 7.11; provided, however, that Tenant may, upon prior written notice to, but without the requirement of consent of, Landlord, make the following alterations or additions ("Permitted Alterations"): (i) alterations or additions which (1) are non-structural, (2) do not penetrate or otherwise affect the roof of the Building, (3) do not materially adversely affect Building systems, and (4) are not reasonably anticipated to cost more than $100,000 in any single instance or related instances, and (ii) alterations which are purely cosmetic in nature, such as paint, wallcovering, carpeting and the like, regardless of cost. Any such alteration or addition shall be consistent with the Permitted Use and shall be made only after duly obtaining (and providing to Landlord copies of) all required permits and licenses from all governmental authorities. Tenant will deliver to Landlord in writing a schedule setting forth the details and location of all such proposed alterations or additions and detailed plans and specifications. The contractor(s) performing the work other than Permitted Alterations shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed. All approved repairs, installations, alterations, additions or other improvements made by Tenant shall be made in a good and workmanlike manner and in such a way that BAE will not suffer unreasonable inconvenience or interference as reasonably determined by Landlord. Tenant agrees not to construct or permit the installation of partitions and/or other obstructions in the Premises which might interfere with Landlord's free access to the Premises or Building, or impede the free flow of air to and from air vents and other portions of the HVAC systems in the Building. Except as herein otherwise provided, all installations, alterations, additions or improvements in or to the Premises shall become the property of Landlord and shall remain upon, and be surrendered with, the Premises at the end of the Lease Term or sooner termination of this Lease. Without limiting the generality of the foregoing, the provisions of this Section 7.5 shall be applicable to Tenant's Work.

         Section 7.6 Trade Fixtures and Equipment. Any trade or specialty fixtures installed in, or attached to, the Premises by, and at the expense of, Tenant, shall remain the property of Tenant. Tenant shall have the right, at any time and from time to time during the Lease Term, to remove any and all of its trade or specialty fixtures, which it may have installed in, or attached to, the Premises, during the Lease Term. In addition, at the end of the Lease Term or sooner termination of this Lease, Tenant shall remove all of Tenant's trade or specialty fixtures unless Landlord gives Tenant a written waiver for same; provided that Tenant may leave the wiring for its trade or specialty fixtures as long as such wiring is concealed and is appropriately capped. At any time that Tenant removes any of its trade or specialty fixtures, Tenant shall promptly repair Landlord's Property as a result of any damage to, or destruction of, Landlord's Property caused by the removal of any of its trade or specialty fixtures.

         Section 7.7 Compliance with Laws. Tenant, in its use of the Premises and at its sole expense, shall comply with all Legal Requirements, including, without limitation, all Legal Requirements related to the use, storage, discharge, release, removal or existence of Hazardous Materials. Tenant agrees that the Premises shall be kept in a sanitary and safe condition in accordance with all Legal Requirements.

         Section 7.8 Contents at Tenant's Risk. All inventory, equipment, goods, merchandise, furniture, fixtures and property of every kind which may be on or about the Premises shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the use or abuse of water or by the leaking or bursting of water pipes, or by rising water, or by roof or other structural leak, or by loss of electrical service, or in any other way or manner, no part of such loss or damage shall be charged to or borne by Landlord in any case whatsoever, except that the foregoing shall not exculpate the Landlord from liability for its own negligent acts or omissions. Tenant agrees to maintain full and adequate insurance coverage on all of its property at the Premises and in the remainder of Landlord's Property, including physical damage, theft and business interruption insurance, or Tenant shall be a self-insurer thereof, in which case Tenant shall so advise Landlord in writing and shall be fully responsible for all such damage, and shall indemnify and save harmless Landlord from any loss, cost, expense, damage or liability resulting from Tenant's failure to have such insurance as required in this Lease. Such insurance on Tenant's property shall contain a waiver of subrogation clause in favor of Landlord, or shall name Landlord as an additional insured for the sole purpose of preventing a subrogation claim against Landlord. If Tenant is a self-insurer, in whole or in part, Landlord shall be entitled to the same benefits it would have enjoyed had insurance covering the loss in full with a waiver of subrogation clause been in effect, or as if the Landlord has been named on insurance covering the loss in full as an additional insured for the purpose of preventing a subrogation claim.

         Section 7.9 Exoneration; Indemnification and Insurance.

                  (a) Tenant will exonerate, indemnify, defend, save and hold harmless Landlord (and any and all Persons claiming by, through or under Landlord) from and against all liabilities and claims for personal injury and property damage, and costs and expenses, including legal fees, in connection therewith arising from: (i) any breach of this Lease by Tenant or any Tenant Invitee or other Person claiming by, through or under Tenant; and/or (ii) any act, omission or negligence of any Tenant Invitee, or arising from any accident, injury or damage occurring in, on or about Landlord's Property, which such accident, damage or injury results from the negligence or misconduct on the part of any Tenant Invitee; provided, however, that the above provisions of this sentence shall not exculpate Landlord from its own negligence or that of its contractors or agents. This exoneration, indemnification and hold harmless agreement shall survive the termination of this Lease.

                  (b) Landlord shall not be responsible or liable to Tenant, or to those Persons claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of Persons occupying or using adjoining premises or any part of Landlord's Property, or otherwise, or for any loss or damage resulting to Tenant or those Persons claiming by, through or under Tenant, or its or their property, except that the foregoing shall not exculpate the Landlord from liability for its own negligence or that of its contractors or agents.

                  (c) From and after any pre-term occupancy by Tenant, if any allowed by Landlord, and thereafter during the Lease Term and any period of holding over, Tenant shall maintain in full force and effect a policy of commercial general liability insurance under which Landlord (and its designees) and Landlord's mortgagee(s) are named as additional insureds. Each such policy shall be non-cancelable with respect to Landlord without thirty (30) days prior written notice to Landlord (except in the case of non-payment of premium, in which event the notice period shall be ten (10) days), and Tenant shall deliver to Landlord prior to any pre-term occupancy and thereafter at least thirty (30) days prior to the expiration of any then effective coverage a satisfactory written certificate of insurance coverages or the renewal or replacement of such coverages. The minimum limits of liability of such insurance shall be One Million Dollars ($1,000,000.00) combined single limits for bodily injury and property damage, each occurrence, and One Million Dollars ($1,000,000.00) limits for personal injury, together with an overall umbrella coverage of an additional Five Million Dollars ($5,000,000.00), subject to adjustment from time to time during the Lease Term as reasonably required by Landlord consistent with limits for liability insurance customarily maintained on properties of comparable type and character in the Boston area. Any contractor engaged by Tenant to do any work at or furnish any materials to be incorporated into the Premises, whether or not included in Tenant's Work, shall deliver to Landlord evidence of the Contractor's commercial general liability insurance, worker's compensation insurance and automobile insurance each reasonably acceptable to Landlord.

                  (d) Tenant shall maintain in full force and effect so-called "all risk" fire, casualty and extended coverage insurance, with replacement cost coverage, with respect to the improvements to the Premises constructed by Tenant pursuant to Section 3.3 or Section 7.5. Tenant shall provide Landlord with a certificate evidencing such insurance and containing a provision that the same may not be canceled without thirty (30) days' prior written notice to Landlord and Landlord's lender (except in the case of non-payment of premium, in which event the notice period shall be ten (10) days), and Tenant shall provide Landlord and Landlord's lender with such a certificate prior to the Commencement Date and thereafter at least thirty (30) days prior to the expiration of any such coverage.

                  (e) All insurance requirements imposed upon Tenant or its contractors under this Lease shall be subject to the requirements that the forms of coverage be reasonably acceptable to Landlord and that the insurers providing the insurance be licensed in the Commonwealth of Massachusetts, be in sound financial condition, carry an A or better Best's rating, and be reasonably acceptable to Landlord.

         Section 7.10 Landlord's Access. Landlord and its representatives shall have the right without charge to it and without reduction in Base Rent or Additional Rent, upon reasonable prior notice, at reasonable times and in such manner as shall not unreasonably interfere with Tenant's business, to enter the Premises for the purposes of showing the Premises to prospective purchasers, tenants (during the last year of the Lease Term) and lenders and investigating repair or maintenance problems and making such repairs or changes as Landlord is required or permitted to make hereunder. In case of an emergency, whether resulting from circumstances in the Premises or elsewhere on Landlord's Property, Landlord or its representatives may enter the Premises (forcibly, if necessary) at any time to take such measures as may be needed to cope with such emergency.

         Section 7.11 No Liens. Tenant shall not permit any mechanics', laborers' or materialmen's liens to stand against Landlord's Property or Tenant's interests in the Premises, this Lease, or the estate created hereby for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed in or on the Premises by or at the direction or sufferance of Tenant. Landlord may condition the right of Tenant to do Tenant's work or to do any other work which could result in a lien upon Landlord's Property or Tenant's interests in the Premises, this Lease, or the estate created hereby on the delivery and recording of statutory lien bonds or indemnities satisfactory to Landlord. Tenant shall have the right to record a statutory lien bond.

                                  ARTICLE VIII
                            SUBLETTING AND ASSIGNMENT

         Section 8.1 Subletting and Assignment.

                  (a) Except as set forth in Section 8.1(b), Tenant shall not assign, mortgage, pledge or encumber this Lease nor sublet all or any part of the Premises, nor permit or allow the use of all or any part of the Premises by third party users, such as concessionaires, without, on each occasion, obtaining Landlord's written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. In connection with a proposed sublease or assignment for which Tenant requests Landlord's consent pursuant to this Section 8.1(a), Tenant shall furnish to Landlord (i) a copy of the proposed sublease or assignment (or, if the proposed sublease or assignment has not yet been negotiated, a summary of the material business terms of the sublease or assignment), (ii) financial and other information about the subtenant or assignee, and the proposed use of the Premises by the subtenant or assignee, as reasonably requested by Landlord to assess the creditworthiness of the subtenant or assignee, to determine whether the subtenant or assignee, and its proposed use, is of a character consistent with the operation of a building of the type and character of the Building, and to determine whether the proposed use of the subtenant or assignee is a Permitted Use. Tenant shall pay to Landlord all of Landlord's reasonable expenses arising out of a proposed sublease or assignment, including, without limitation, a legal retainer in a reasonable amount required by Landlord in advance of Landlord's review of any of Tenant's documentation in connection therewith. Tenant may not assign this Lease nor sublet all or any part of the Premises at any time that there exists an uncured Event of Default. Any proposed sublease must prohibit any assignment of the sublease or any sub-sublease of any portion of the Premises without the prior written consent of Landlord, which consent shall be granted or denied on terms consistent herewith.

                  (b)      (i)      Notwithstanding anything to the contrary in
Section 8.1(a), but subject to Section 8.1(c), Tenant may, upon at least ten
(10) Business Days prior written notice to, but without the requirement of consent by, Landlord, sublease all or any portion of the Premises to one or more Tenant Affiliates, so long as (A) Tenant furnishes to Landlord a copy of the sublease and evidence reasonably satisfactory to Landlord that the sublease is permitted under this Section 8.1(b)(i); (B) the subtenant's proposed use is a Permitted Use; (C) there does not then exist an uncured Event of Default; (D) the sublease prohibits any assignment of the sublease or any sub-sublease of any portion of the Premises without the prior written consent of Landlord, which consent shall be granted or denied on terms consistent herewith; and (E) Tenant pays all of Landlord's reasonable expenses arising out of such sublease including, without limitation, a legal retainer in a reasonable amount specified by Landlord in advance of Landlord's review of any of Tenant's documentation in connection therewith.

                           (ii)     Notwithstanding anything to the contrary in
Section 8.1(a), but subject to Section 8.1(c), Tenant may, upon prior written notice to, but without the requirement of consent by, Landlord, assign this Lease to a Tenant Affiliate, so long as (A) within ten (10) Business Days after such assignment, Tenant furnishes to Landlord a copy of the assignment and evidence reasonably satisfactory to Landlord that the assignment is permitted under this Section 8.1(b)(ii); (B) the assignee's proposed use is a Permitted Use; (C) there does not then exist an uncured Event of Default; and (D) Tenant pays all of Landlord's reasonable expenses arising out of such assignment including, without limitation, a legal retainer in a reasonable amount specified by Landlord in advance of Landlord's review of any of Tenant's documentation in connection therewith.

                           (iii)    Notwithstanding anything to the contrary in
Section 8.1(a), Tenant may, upon prior written notice to, but without the requirement of consent by, Landlord, allow one or more Tenant Affiliates to use portions of the Premises from time to time; provided that in such use of the Premises the applicable Tenant Affiliate shall be subject to all of the terms of this Lease.

                           (iv)     Notwithstanding anything to the contrary in
Section 8.1(a), Tenant may collaterally assign Tenant's interest in this Lease to a bank or other financial institution as security for financing provided by such bank or other financial institution to Tenant, provided that any assignment of this Lease occurring by reason of the enforcement of such collateral assignment, other than an assignment to such bank or financial institution, shall be subject to Section 8.1(a), and after any assignment of this Lease to such bank or financial institution occurring by reason of the enforcement of such collateral assignment, such bank or financial institution shall thereafter be subject to, and have the rights of Tenant under, Article VIII.

                  (c) In the event of an assignment of this Lease consented to by Landlord or permitted pursuant to Section 8.1(a) or Section 8.1(b), Tenant shall be jointly and severally liable with the new tenant for the payment of any and all Base Rent and Additional Rent which may become due by the terms of this Lease and for the performance of all covenants, agreements and conditions on the part of Tenant to be performed hereunder. Tenant shall also pay to Landlord, with respect to portions of the Lease Term after the tenth (10th) Lease Year, fifty percent (50%) of the amount, if any, by which any rent from time to time received as a result of the assignment or sublease, after deducting therefrom the costs incurred by Tenant in the assignment or sublease transaction (which costs shall include leasing commissions, reasonable attorneys' fees and tenant improvements costs), exceeds the Base Rent and Additional Rent payable hereunder on a per square foot basis; provided, however, that the foregoing provisions of this sentence shall not apply to an assignment or a sublease to a Tenant Affiliate. No such assignment or sublease shall be valid or effective unless and until (i) the new tenant and the Tenant execute and deliver to Landlord an agreement, in commercially reasonable form submitted by Landlord and with the assignment or sublease attached, pursuant to which inter alia, such new tenant
(A) in the case of an assignment, assumes all of the obligations of the Tenant under this Lease, (B) agrees to execute and deliver such estoppel certificates and subordination agreements as may be reasonably required by Landlord, (C) in the case of a sublease, acknowledges that Landlord has no obligations to new tenant under this Lease, the sublease or otherwise and (D) agrees to maintain the same insurance coverages as the insurance coverages which Tenant is required to maintain under this Lease and to provide evidence thereof satisfactory to Landlord when requested; and (ii) the new tenant delivers to

Landlord evidence, in form and substance satisfactory to Landlord, of the insurance coverages required to be maintained by such new tenant under the agreement referenced in clause (i) above. No modification of the terms of this Lease or any course of dealing between Landlord and any assignee or sublessee of Tenant's interest herein shall operate to release or impair Tenant's obligations hereunder.

                  (d) Notwithstanding anything to the contrary contained in this Article VIII or other provisions of this Lease, in the event that Tenant seeks Landlord's consent to an assignment of this Lease or a sublease of all or any part of the Premises to become effective after the twentieth (20th) Lease Year, Landlord, at its option, may terminate this Lease (or if the request is for a sublease of less than all of the Premises, at Landlord's option, Landlord may terminate this Lease as to the portion requested to be sublet and Landlord and Tenant shall execute an amendment to this Lease to modify the Premises and to adjust Base Rent and Tenant's Share based upon the approximate remaining leasable square footage to the Leasable Square Footage of the Building). In such an event, Landlord may enter into a new lease with the proposed assignee or sublessee or any other party on any terms and provisions acceptable to Landlord in Landlord's sole discretion for the Premises or the portion of the Premises released from this Lease.

                  (e) Tenant shall not enter into any arrangements with any subtenant or assignee for the purpose of circumventing (i) its obligation to share rents received from a sublease or assignment or (ii) any other provisions of this Article VIII.

                                   ARTICLE IX
         RIGHTS OF MORTGAGEES AND GROUND LESSORS; ESTOPPEL CERTIFICATES

         Section 9.1 Subordination to Mortgages and Ground Leases. Tenant agrees that this Lease is and shall be and remain subordinate to the lien of any present or future mortgage or mortgages, or ground lease, upon Landlord's Property, irrespective of the time of execution or time of recording of any such mortgage or mortgages, or ground lease, and to all renewals, extensions, and modifications therefor or amendments thereto; provided, however, that as a condition to such subordination, the mortgagee or ground lessor must agree not to disturb Tenant's possession of the Premises pursuant to the terms of this Lease so long as no Event of Default exists. Tenant agrees that it will, upon five (5) Business Days' advance written request from Landlord or any holder of a mortgage on all or a portion of Landlord's Property or the ground lessor thereof, execute, acknowledge, and deliver an agreement to give effect to, or notice of, such subordination, provided that the terms of such agreement are similar in substance to the form of Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit H. Upon five (5) days' written request from Landlord, any holder of a mortgage or ground lease on Landlord's Property or any successor in interest to Landlord, whether by purchase, foreclosure, deed in lieu of foreclosure or otherwise, Tenant shall enter into an attornment agreement consistent with the attornment provisions in Exhibit H.

         Section 9.2 Lease Superior at Mortgagee's or Ground Lessor's Election. At the request in writing of any mortgagee, or ground lessor, of Landlord's Property, this Lease shall be deemed superior to such mortgage, or ground lease, whether this Lease was executed before or after such mortgage, or ground lease, and Tenant shall execute such documents to effect the foregoing in recordable form as such mortgagee, or ground lessor, shall request.

         Section 9.3 Limitations on Obligations of Mortgagees, Ground Lessors and Successors. Tenant agrees that the holder of a mortgage or ground lease or any successor-in-interest to any of them or to Landlord shall not be: (a) liable for any act or omission of Landlord under this Lease; (b) subject to any offsets or defenses which Tenant might have against Landlord under this Lease; (c) bound by the payment of any Base Rent or Additional Rent which Tenant might have paid for more that the current month to Landlord under the Lease; (d) bound by any amendment or modification of this Lease made without the prior written consent of the mortgagee or ground lessor and not otherwise permitted under the mortgage or ground lease; (e) personally liable for any default under this Lease of any covenant or obligation on its part to be performed, it being acknowledged that Tenant's sole monetary recourse in the event of such default shall be to proceed against the interest of such mortgagee, ground lessor or successor-in-interest in this Lease and Landlord's Property; or (f) obligated to perform any of Landlord's

Work. Further, Tenant agrees that it will not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to the holder of such mortgage or ground lease (at such holder's last address furnished to Tenant) and following the giving of such notice such holder shall have the right, but shall not be obligated, to remedy such act or omission within twenty (20) business days after the time period provided for in this Lease for Landlord to cure the same or such longer period as may be reasonably necessary to cure the same. Tenant shall enter into a written agreement confirming the foregoing from time to time upon written request from Landlord and/or the holder of a mortgage or ground lease on Landlord's Property. In the event of any inconsistency between any Subordination, Non-Disturbance and Attornment Agreement entered into as contemplated by Section 9.1, and the above provisions of this Section 9.3, such Subordination, Non-Disturbance and Attornment Agreement shall control.

         Section 9.4 Estoppel Certificates. Each party ("Responding Party") agrees, at any time and from time to time, within ten (10) days after written request by the other party ("Requesting Party"), to execute, acknowledge and deliver to the Requesting Party a statement in writing certifying that (except as may be otherwise specified by the Responding Party): (i) this Lease is presently in full force and effect and unmodified; (ii) Tenant has accepted possession of the Premises; (iii) any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant;
(iv) no rent under this Lease has been paid more than 30 days in advance of its due date; (v) the addresses for notices to be sent to the Responding Party is as set forth in this Lease or as specified in such certificate; (vi) Tenant as of the date of executing the certificate has no charge, lien or claim of offset under this Lease, or otherwise, against rents or other charges due or to become due hereunder; (vii) to the best of the knowledge of the Responding Party, the Responding Party is not in default under this Lease; and (viii) such other information as the Requesting Party may reasonably request about this Lease or Tenant's occupancy.

                                    ARTICLE X
                                    CASUALTY

         Section 10.1 Damage From Casualty.

         (a) If any portion of the Building is damaged by fire or other casualty, Tenant shall give Landlord written notice of such casualty promptly after Tenant becomes aware of such casualty. Within sixty (60) days after Tenant gives Landlord written notice of such casualty, Landlord shall reasonably estimate (based upon an estimate from a reputable architectural or engineering firm), and give Tenant written notice of, the period commencing with the start of restoration work (the "Restoration Period") that Landlord anticipates will be reasonably required to achieve Partial Completion of Landlord's Restoration Work and the anticipated date on which Landlord will start Landlord's Restoration Work; provided, however, that in no event shall the Restoration Period extend more than ten (10) months after the occurrence of the casualty. Landlord shall, with reasonable dispatch, repair or rebuild the Building, or the damaged portion thereof, other than such portions or elements of the Building as were part of Tenant's Work or were otherwise constructed by Tenant, to substantially their condition immediately prior to the casualty (subject, however, to Legal Requirements then in existence) (such work to be performed by Landlord being called "Landlord's Restoration Work"). From and after such time that Landlord achieves Partial Completion of Landlord's Restoration Work, Tenant shall repair or rebuild such portions or elements of the Building as were part of Tenant's Work or were otherwise constructed by Tenant ("Tenant's Restoration Work"). Landlord shall design and perform Landlord's Restoration Work in accordance with the provisions of Article III applicable to Landlord's Work, and Tenant shall design and perform Tenant's Restoration Work in accordance with the provisions of Article III applicable to Tenant's Work. Notwithstanding the above provisions of this Section 10.1(a) to the contrary, if Landlord is not permitted by then existing Legal Requirements to repair and rebuild the Building after a casualty, Landlord may, by written notice given to Tenant within sixty (60) days after Tenant gives Landlord written notice of the casualty, terminate this Lease, and if Tenant is then occupying the Premises, Tenant shall thereafter have a reasonable period of time in which to vacate the Premises.

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

         (b) If, pursuant to Section 10.1(a), Landlord is required to perform Landlord's Restoration Work and (i) Landlord fails to achieve Partial Completion of Landlord's Restoration Work by the end of the Restoration Period or (ii) Landlord fails to achieve Substantial Completion of Landlord's Restoration Work by the later of (x) the date on which Tenant substantially completes Tenant's Restoration Work or (y) six (6) months after Landlord achieves Partial Completion of Landlord's Restoration Work, then Tenant shall have the following rights: (1) Tenant may terminate this Lease upon sixty (60) days prior written notice to Landlord, and if Landlord fails to achieve Partial Completion or Substantial Completion of Landlord's Restoration Work, as applicable, within such sixty (60) day period, then this Lease shall terminate as of such sixtieth (60th) day; or (2) Tenant may undertake and complete Landlord's Restoration Work, in which case Tenant may setoff the reasonable costs thereof against the Base Rent and Additional Rent next coming due; provided, however, that as a condition of such right of Tenant to setoff such costs, such right shall either have been conceded by Landlord or Landlord's failure to achieve Partial Completion or Substantial Completion of Landlord's Restoration Work within the applicable time period shall have been determined by arbitration pursuant to Section 14.2.

         Section 10.2 Abatement of Rent. In the event that the provisions of
Section 10.1 shall become applicable, the Base Rent and Tenant's Share of Taxes, Insurance Costs and Operating Costs shall be abated or reduced proportionately during any period in which, by reason of any such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue (but may be adjusted from time to time based on the extent of the interference with Tenant's operations) for the period commencing with such destruction or damage and ending not later than the later of (a) the date on which Landlord achieves Substantial Completion of Landlord's Restoration Work or
(b) three (3) months after Landlord achieves Partial Completion of Landlord's Restoration Work.

         Section 10.3 Termination. Landlord and Tenant shall not be obligated to do any repair or restoration work if Landlord or Tenant has the right to and does elect to terminate this Lease as provided for in this Article X. If this Lease terminates as provided in this Article XI, Tenant shall be entitled to the proceeds of the insurance maintained by Tenant pursuant to Section 7.9(d).

                                   ARTICLE XI
                                 EMINENT DOMAIN

         Section 11.1 Eminent Domain; Right to Terminate and Abatement in Rent. If the entire Premises or the entire Landlord's Property shall be taken, or if a conveyance shall be made in anticipation thereof, by action of municipal, state, federal or other authorities (such a taking or conveyance being called a "Taking"), this Lease shall terminate as of the Taking. If there is a Taking of a material part of the Premises or a substantial part of Landlord's Property, and if, by reason of such Taking, it is not commercially reasonable for Tenant to continue to use the Premises in Tenant's business, then Tenant may, at its option exercisable by written notice given to Landlord within sixty (60) days after such Taking, terminate this Lease. In the case of a partial Taking which materially affects Tenant's use and enjoyment of the Premises but does not result in a termination of this Lease, the Base Rent shall be equitably adjusted on the basis of the extent of interference with Tenant's use and enjoyment of the Premises.

         Section 11.2 Restoration. If this Lease is not terminated as a result of a partial Taking of Landlord's Property, Landlord shall apply so much of its share of the available proceeds of the Taking as are required to restore Landlord's Property and the Premises to a condition, to the extent practical, substantially the same as that immediately preceding the Taking, but subject to Legal Requirements then in existence. If Landlord's share of the available proceeds of the Taking are insufficient, in Landlord's judgment, for that purpose, Landlord shall have no obligation to expend funds in excess of said proceeds. The term "available proceeds" shall mean the amount of the award paid to Landlord, less cost of obtaining the same (including attorneys' fees and appraisal fees).

         Section 11.3 Proceeds. To the extent this Lease is terminated as a result of a Taking or a partial Taking of Landlord's Property, the available proceeds (as defined in Section 11.2) shall be allocated as between Landlord and Tenant on the basis of the relative values of their interests in Landlord's Property as determined by agreement of the parties or, at the request of either party if they have not reached such an agreement, by arbitration pursuant to Section 14.2. The above provisions of this Section 11.3 shall be subject to any contrary rights of any mortgagee of Landlord's Property, to the extent that the applicable mortgage secures a loan made on the basis of the value of Landlord's Property determined subject to this Lease.

                                   ARTICLE XII
                              DEFAULT AND REMEDIES

         Section 12.1 Event of Default. As used herein, "Event of Default" shall mean the occurrence and/or existence of any one or more of the following: (a)
(i) Tenant shall fail to pay any installment of Base Rent or Tenant's Share of Taxes, Insurance Costs or Operating Costs on or before the date on which the same becomes due and payable, and such failure continues for ten (10) days after Landlord gives Tenant written notice thereof, or (ii) Landlord having given the notice specified in the foregoing clause (a)(i) to Tenant twice in any twelve
(12) month period, Tenant shall fail, on another occasion within twelve (12) months after the first such notice, to pay any installment of Base Rent or Additional Rent on or before the date on which the same becomes due and payable; or (b) Tenant shall neglect or fail to perform or observe any of the other covenants or undertakings herein on its part to be performed or observed and such neglect or failure shall continue for thirty (30) days after notice to Tenant; provided, however, that if the default is other than a default under clause (a) above, or clauses (c) through (i) below, and is such that it cannot be cured within thirty (30) days, but is capable of being cured, such thirty
(30) day period shall be extended by up to sixty (60) additional days provided that Tenant commences to cure such default within said thirty (30) day period, continues to do so diligently, and thereafter completes such cure; or (c) there is filed by Tenant any case, petition, proceeding or other action for protection, reorganization or liquidation under any Bankruptcy Law; or (d) any other proceedings shall be instituted against Tenant under any Bankruptcy Law and not be dismissed within ninety (90) days; or (e) Tenant shall admit its inability to pay its financial obligations when they become due; or (f) Tenant shall execute an assignment of its property for the benefit of its creditors; or
(g) a receiver, custodian or other similar officer for Tenant shall be appointed and not be discharged within ninety (90) days; or (h) the estate hereby created shall be taken by execution or by other process of law and is not redeemed by Tenant within thirty (30) days thereafter; or (i) an assignment or sublease in violation of the terms of this Lease.

         Section 12.2 Landlord's Remedies.

                  (a) During the continuance of an uncured Event of Default, Landlord may, immediately or at any time thereafter (notwithstanding any license or waiver of any former breach or waiver of the benefit hereof, or consent in a former instance), and without demand or notice, in person or by agent or attorney, enter the Premises or any part thereof and repossess the same as of its former estate, and terminate this Lease by written notice to Tenant, and expel Tenant and those claiming through or under it and remove their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedy which might otherwise be used for arrears of Base Rent or Additional Rent or breach of covenant, and thereupon this Lease shall terminate and Landlord, in addition to all other remedies which it may have at law or equity, and not in limitation thereof, shall have the remedies provided in this Article XII. No termination of this Lease and/or repossession of the Premises pursuant to this Section 12.1 shall relieve Tenant of its obligations under this Lease, which shall survive such termination or repossession.

                  (b)      From the termination of this Lease pursuant to
Section 12.2(a) through the remainder of the Lease Term, until such time, if any, that Landlord exercises its right pursuant to Section 12.2(c), Tenant shall pay to Landlord the Base Rent and Additional Rent in installments as and when the same become due and payable, subject to reduction by any rent actually received by Landlord as a result of a re-letting of the Premises (net of the reasonable and customary costs of re-letting, including remodeling costs, brokerage commissions and attorneys' fees). Landlord shall exercise commercially reasonable efforts to re-let the Premises to mitigate damages, and Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise for a term or terms which may, at

Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions or free rent. The good faith failure of Landlord to re-let the Premises or any part or parts thereof, or, if the Premises are re-let, the good faith failure to collect the rents due under such re-letting, shall not release or affect Tenant's liability for damage so long as Landlord does not act arbitrarily or capriciously. Any suit brought to collect the amount of deficiency for any month or other period shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month or period by a similar proceeding. Landlord, at Landlord's option, may make such alterations, repairs, replacements and decorations on the Premises as Landlord in Landlord's sole but reasonable judgment considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not operate or be construed to release Tenant from liability hereunder.

                  (c) At Landlord's option exercisable by written notice given to Tenant upon or after the termination of this Lease pursuant to Section 12.2(a), Tenant shall forthwith pay to Landlord as damages, in addition to all sums which were due prior to the exercise of such option by Landlord, a sum equal to the amount by which the Base Rent and Additional Rent for the remainder of the Lease Term exceeds the fair rental value of the Premises determined as of the termination date for the remainder of the Lease Term, discounted to present value using a then market rate of interest as reasonably determined by Landlord. For the purposes of computing damages payable pursuant to this Section 12.2(c), the annual Additional Rent with respect to Taxes, Insurance Costs and Operating Costs for the remainder of the Lease Term will be assumed to be such Additional Rent for the most recently ended fiscal, calendar or lease year, as the case may be.

         Section 12.3 Reimbursement of Landlord. Upon the occurrence of an Event of Default, Tenant will, in addition to paying Landlord all amounts due under the terms and provisions of this Lease, including, without limitation, Section 12.9, reimburse Landlord for all reasonable expenses incurred by Landlord in collecting such rent or in obtaining possession of, or in re-letting the Premises, or in defending any action, including expenses for reasonable counsel fees and commissions. Tenant further agrees that, if on termination of this Lease by expiration or otherwise, Tenant shall fail to remove any of its property from the Premises as provided for herein, Landlord shall be authorized, in its sole option, and in Tenant's name and on its behalf, either (a) to cause such property to be removed and placed in storage for the account and at the expense of Tenant; or (b) to sell such property at public or private sale, with or without notice, and to apply the proceeds thereof, after the payment of all expenses of removal, storage and sale, to the indebtedness, if any, of Tenant to Landlord, the surplus, if any, to be paid to Tenant. All sums payable by Tenant under this Article XII shall be deemed Additional Rent.

         Section 12.4 Landlord's Right to Perform Tenant's Covenants. Tenant covenants and agrees that, if there shall at any time exist an uncured Event of Default with respect to its obligation to make any payment or perform any other act on its part to be made or performed as in this Lease provided, Landlord, in its sole discretion may make any payment or perform such other act on the part of Tenant to be made or performed as in this Lease provided, in such manner and to such extent as Landlord may reasonably deem desirable, and in exercising any such rights, Landlord may pay necessary and incidental costs and expenses, employ counsel, and incur and pay reasonable attorneys' fees. The making of any such payment or the performing of such other act by Landlord pursuant to this Article shall not waive, or release Tenant from, any obligations of Tenant in this Lease contained. All sums so paid by Landlord and all reasonably necessary and incidental costs and expenses in connection with the performance of any such act by Landlord shall, except as otherwise in this Lease expressly provided, be payable to Landlord on demand, and Tenant covenants to pay any such sum or sums promptly, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent.

         Section 12.5 Cumulative Remedies. The specified remedies to which Landlord or Tenant may resort under the terms of this Lease, or under the provisions of applicable law, are cumulative and not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. The failure of Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the

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

covenants of this Lease or to exercise any option contained herein shall not be construed as a waiver or a relinquishment for the future of such covenant or option. Receipt by Landlord of any Base Rent or Additional Rent payment with knowledge of the breach of any covenants hereof shall not be deemed a waiver of such breach. No payment by Tenant, whether or not expressly under protest, shall be deemed a waiver of Tenant's right to dispute its obligation to pay or its right to seek a refund of the same. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by it. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled to restraint by injunction of any violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease. Notwithstanding anything else to the contrary elsewhere in this Lease, Tenant will not be liable for indirect or consequential damages, other than damages for holding over beyond the end of the Lease Term.

         Section 12.6 Expenses of Enforcement. Tenant agrees to pay all reasonable expenses and reasonable attorneys' fees incurred by Landlord in enforcing any obligation or any remedies hereunder including, without limitation, in connection with collection of Base Rent or Additional Rent, recovery by Landlord of the Premises, or in any litigation in which Landlord shall become involved by reason of any act or negligence of Tenant Invitees or any breach of this Lease by Tenant.

         Section 12.7 Landlord's Default. Landlord shall not be deemed to be in default hereunder unless such default shall remain uncured for more than thirty
(30) days following written notice from Tenant to Landlord specifying the nature of such default, or such longer period as may be reasonably required to correct such default. Landlord's liability to keep, maintain, and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair. In no event whatsoever shall Landlord be liable for consequential or any indirect damages. Notwithstanding anything to the contrary contained herein, so long as any uncured Event of Default exists, Tenant shall not be entitled to enforce any obligation from Landlord or seek any cure of Landlord's defaults under this Lease. The provisions of this Section 12.7 are further subject to the provisions of Articles X and XI dealing with eminent domain and fire and other casualty. If Landlord is in default under this Lease (other than a default under Section 6.6) and such default remains uncured for the period provided for in the first sentence of this Section 12.7, Tenant may take reasonable steps to cure the default, in which case Tenant may setoff the reasonable costs thereof against the Base Rent and Additional Rent next coming due; provided, however, that as a condition of such right of Tenant to setoff such costs, such right shall have either been conceded in writing by Landlord or Landlord's default shall have been determined by arbitration pursuant to Section 14.2. In no event shall Tenant have the right to terminate this Lease by reason of a default by Landlord, except as expressly provided herein. Landlord's and Tenant's obligations under this Lease are independent of each other, except that nothing shall limit or affect the rights of either party for a default of the other as set forth herein.

         Section 12.8 Limitation of Liability. The obligations of Landlord hereunder shall be binding upon Landlord and each succeeding owner of Landlord's interest hereunder only during the period of such ownership, and Landlord and each succeeding owner shall have no liability whatsoever except for its obligations during each such respective period. Tenant hereby agrees for itself and each succeeding holder of Tenant's interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against Landlord or any succeeding owner of Landlord's interest, which is in any manner related to this Lease, the Premises or Tenant's use and occupancy of the Premises or the remainder of Landlord's Property, whether at law or in equity, shall be satisfied out of Landlord's equity in the land and buildings then comprising Landlord's Property owned by Landlord to the extent then owned by Landlord and such succeeding owner, and further agrees to look only to such assets and to no other assets of Landlord, or such succeeding owner, for satisfaction. Neither Landlord nor any Person executing this Lease on behalf of Landlord, nor any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of Landlord, nor any subsequent Landlord, or any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of any subsequent Landlord shall have any personal liability hereunder. No Person executing this Lease on behalf of Tenant, nor any shareholder, director, officer or employee of Tenant, shall have any personal liability hereunder.

         Section 12.9 Late Payment and Administrative Expense. If Tenant shall fail to pay Base Rent, Additional Rent or other charges within ten (10) days after the same become due and payable under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the Applicable Interest Rate ("Interest Payment"). In addition, if Landlord is required to redeposit any check which is returned for insufficient funds or if Tenant shall fail to pay Base Rent or Tenant's Share of Taxes, Insurance Costs or Operating Costs on or before the date on which the same become due and payable, then Tenant shall also pay to Landlord an administrative expense charge ("Administrative Expense") of five percent (5.0%) of the amount thereof. The provisions herein for Interest Payment and Administrative Expense shall not be construed to relieve Tenant of the obligation to pay Base Rent, Additional Rent and all other charges when due under this Lease and shall be in addition to and not in limitation of Landlord's other remedies as provided for in this Lease.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

         Section 13.1 Brokers. Tenant represents that it has not dealt with any licensed real estate broker in connection with the Premises or the negotiation or execution of this Lease other than the Brokers. Tenant shall indemnify and save harmless Landlord from and against all claims and liabilities for brokerage fees and commissions, and costs and expenses in connection therewith, incurred as a result of the foregoing representation by Tenant not being true when made. All broker's fees payable to Brokers for this Lease shall be payable by Landlord.

         Section 13.2 Quiet Enjoyment. Tenant shall, upon paying all Base Rent and Additional Rent due hereunder and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed within applicable grace and/or cure periods after notice, peaceably and quietly have and hold the Premises, subject, however, to the terms of this Lease.

         Section 13.3 Notices. Any notice, demand, request or statement required or intended to be given or delivered under the terms of this Lease shall be in writing, shall be addressed to the party to be notified at the address or addresses set forth in the Summary of Basic Terms or at such other address in the continental United States as each party may designate for itself from time to time by notice hereunder, and shall be deemed to have been given, delivered or served upon (a) deposit in the U.S. Mail, with proper postage prepaid, certified or registered, return receipt requested, (b) delivery to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (c) telecopy or personal delivery, except that where any time period is specified to commence upon notice from one party to the other, such time period shall not be deemed to commence until postal service records, courier service records or telecopy confirmation, as applicable, indicates that delivery was made or first attempted.

         Section 13.4 Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby release each other from any and all liability for any loss or damage caused by fire, any of the extended coverage casualties, or other casualties insured against, or which would be covered by insurance either of them is required hereunder to carry, even if such fire or other casualty shall be brought about by the fault or negligence of the party benefited by the release or its agents, and whether or not any applicable policy shall contain a clause, or be subject to a statutory provision, to the effect that such release shall not affect said policies or the right of the releasing party to recover thereunder. Landlord and Tenant agree that their fire, extended coverage, and other insurance policies will include such a clause, whenever available. To the extent that Tenant is a self-insurer with respect to personal property, the provisions of Section 7.8 shall be applicable. The provisions in favor of Landlord under this Section 13.4 are in addition to, and not in lieu of, the other terms of this Lease.

         Section 13.5 Entire Agreement; Execution; Time of the Essence and Headings and Table of Contents. This Lease together with all Exhibits referred to herein and the Summary of Basic Terms, sets forth the entire agreement between the parties hereto and cannot be modified or amended, except in a writing duly executed by the respective parties. This Lease, together with all Exhibits referred to herein and the Summary of Basic Terms, supersedes all previous written and oral negotiations, understandings and agreements regarding the subject matter of this Lease. Neither Landlord nor Tenant nor any Person acting on behalf of Landlord or Tenant has made any representations to the other on which the other has relied in entering into this Lease except any representations expressly stated in this Lease. This Lease is executed as a sealed instrument and in multiple counterparts, all copies of which are identical, and any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of any other copy. Time is of the essence of the obligations of Tenant and Landlord to be performed within a specific time frame in this Lease. The headings throughout this Lease and the Table of Contents are for convenience of reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease.

         Section 13.6 Partial Invalidity. If any term or condition of this Lease or its application to any Person or circumstance shall to any extent be in violation of or unenforceable under any law, rule, regulation or order (including any court order) now existing or hereafter enacted or entered by any court or other governmental entity having competent jurisdiction (including after all appeals therefrom), the remainder of this Lease, or the application of such term or condition to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and shall be enforceable to the fullest extent not prohibited by law.

         Section 13.7 No Waiver. No assent, express or implied, by Landlord or Tenant to any breach of any agreement or condition herein contained on the part of the other to be performed or observed, and no waiver, express or implied, of any such agreement or condition shall be deemed to be a waiver of or an assent to any succeeding breach of the same or any other agreement or condition. The acceptance by Landlord of Base Rent or Additional Rent due hereunder (whether such payment is made by Tenant or another Person), or silence by Landlord as to any breach, shall not be construed as waiving any of Landlord's rights hereunder unless such waiver shall be in writing. No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due Landlord from Tenant shall be deemed to be anything but payment on account, and the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon a letter accompanying said check, that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy. No payment by Tenant, whether or not expressly under protest, shall be deemed a waiver of Tenant's right to dispute its obligation to pay or its right to seek a refund of the same.

         Section 13.8 Holdover. If Tenant remains in the Premises beyond the expiration of this Lease at the end of the Lease Term, or sooner following an early termination as provided for herein, such holding over shall not be deemed to create any tenancy, but Tenant shall be a daily Tenant at sufferance only subject to all of Tenant's obligations set forth herein, but at a daily rate equal to two (2) times the Base Rent, then in effect, and Additional Rent and other charges provided for under this Lease. The acceptance of a purported rent check following termination shall not constitute the creation of a tenancy at will, it being agreed that Tenant's status shall remain that of a daily Tenant at sufferance, at the aforesaid daily rate. If Tenant shall remain in occupancy sixty (60) days after the later of (i) the expiration or earlier termination of this Lease or (ii) notice from Landlord that it has signed a lease or purchase and sale agreement requiring that Tenant vacate the Premises, Tenant shall also pay to Landlord all damages, if any, sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

         Section 13.9 When Lease Becomes Binding. The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation or an option for the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant and the receipt by Landlord of the Security Deposit, the first monthly installment of Tenant's Electricity Cost, the first monthly installment of Tenant's Share of Taxes, Insurance Costs and Operating Costs, and the first monthly installment of Base Rent. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

         Section 13.10 No Recordation. Tenant shall not record this Lease with any registry of deeds or land court, and any recordation of this Lease will be void and constitute an Event of Default under this Lease. However, at the request of either party, the parties shall execute and record a Notice of Lease.

         Section 13.11 As Is. Except for Landlord's Work and Landlord's obligation to Remediate contamination of Landlord's Property by Hazardous Materials as provided in Section 6.6, Tenant represents to Landlord that it has leased the Premises after a full and complete examination of the same, and by its execution and delivery of this Lease, Tenant hereby acknowledges that neither Landlord, nor Landlord's agents, has made any representation or promises with respect to the Premises, the Building, or the land upon which it stands, and no rights, easements or licenses are acquired by Tenant, by implication or otherwise, except as may be set forth expressly in this Lease.

         Section 13.12 Financial Statements; Certain Representations and Warranties of Tenant. From time to time as requested by Landlord, Tenant shall provide to Landlord, any actual or potential mortgagee and any actual or potential ground lessor or any representative of any of the foregoing, copies of Tenant's annual financial statements (audited or reviewed, if available) and quarterly financial statements, all certified as true and correct by the president or chief financial officer of Tenant, and such other information regarding Tenant's financial condition as Landlord may reasonable request. Tenant represents and warrants to Landlord, its successors and assigns that: (a) all financial statements of Tenant previously provided to Landlord have been prepared in accordance with GAAP, were true, complete and correct as of their respective dates and fairly and accurately reflect the financial condition of Tenant; (b) there has been no material adverse change in the financial condition of Tenant subsequent to the date(s) of such financial statements; (c) all financial statements of Tenant provided to Landlord after the date hereof will be prepared in accordance with GAAP, will be true, complete and correct as of their respective dates and will fairly and accurately reflect the financial conditions of the Tenant (d) Tenant is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware; (e) the execution, delivery and performance of this Lease by Tenant has been duly authorized by the directors of Tenant; and (f) this Lease is valid and binding upon the Tenant and is enforceable against Tenant in accordance with the terms hereof. Notwithstanding anything else to the contrary in this Lease, Landlord acknowledges that Tenant's stock is publicly traded and that so long as Tenant's stock remains publicly traded, documents on file with the Securities and Exchange Commission (SEC) and available to Landlord from the SEC shall satisfy all financial reporting requirements of this Lease. If at any time Tenant is no longer a public company, Tenant will furnish the financial statements and other information provided for above in this Section 13.12 subject to a confidentiality agreement to be negotiated in good faith by the parties.

         Section 13.13 Summary of Basic Terms. The Summary of Basic Terms which is affixed to this Lease sets forth certain basic terms and information which is thereafter referred to in the main text of this Lease. The Summary of Basic Terms, and every particular item thereon, shall be deemed incorporated by reference into the main text of this Lease.

         Section 13.14 Landlord Waivers. Landlord agrees to waive for the benefit of Tenant and Tenant's lenders any lien upon Tenant's trade or specialty fixtures and personal property; provided, however, that such waiver shall not affect the right of Landlord to execute against Tenant's trade or specialty fixtures and personal property to enforce any judgment obtained by Landlord against Tenant, the lien for which would be subject and subordinate to any security interests existing prior to the enforcement of such judgment. At the request of Tenant, Landlord will enter into access agreements, on terms and conditions reasonably satisfactory to Landlord, for the benefit of Tenant's lenders to permit Tenant's lenders access to the Premises to recover Tenant's trade and specialty fixtures and personal property.

                                   ARTICLE XIV
                                   ARBITRATION

         Section 14.1 Arbitrable Matters. The following matters (collectively, the "Arbitrable Matters") shall be subject to arbitration as provided in Section 14.2: (a) whether a cost paid or incurred by Landlord is properly included in Operating Costs, Taxes or Insurance Costs; (b) the date of the Second Expansion

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

Delivery Date; (c) the date as of which Landlord achieves Partial Completion;
(d) the date as of which Landlord achieves Substantial Completion; (e) a claim by Tenant for breach by Landlord of the warranty with respect to the Base Building Work set forth in Section 3.1(c); (f) approval or disapproval by Tenant of proposed plans for the Amenities Work; (g) a claim by Tenant for breach by Landlord of the warranty with respect to the Amenities Work set forth in Section 3.2; (h) approval or disapproval by Landlord of proposed Tenant Improvements Plans; (i) any other design or construction issues related to the Base Building Work, the Amenities Work or the Tenant Improvements Work; (j) approval or disapproval by Landlord of plans for proposed alterations or additions by Tenant pursuant to Section 7.5; (k) whether an alteration or addition by Tenant is a "Permitted Alteration" under Section 7.5; (l) any other design or construction issues related to alterations or additions by Tenant pursuant to Section 7.5;
(m) the reasonableness of Landlord in withholding, conditioning or delaying consent to a sublease or assignment pursuant to Section 8.1(a); (n) the permissibility of any sublease or assignment by Tenant under Section 8.1(b); (o) the sharing of any profit on a sublease or assignment as contemplated by Section 8.1(c); (p) the commercial reasonableness of a form submitted by Landlord under
Section 8.1(c); (q) any issues in connection with a casualty loss or eminent domain proceeding (or conveyance in lieu thereof) under Article X or Article XI;
(r) the existence of a fact or circumstance which is or could become an Event of Default under clause (b) of Section 12.1; (s) the existence of a default by Landlord under this Lease and any right of Tenant to exercise any right to self-help (to the extent such right is subject to arbitration as provided in this Lease), setoff or termination with respect to such default; and (t) the assignment or allocation of responsibility for any particular cost of owning, operating, maintaining, repairing, replacing and rebuilding Landlord's Property as contemplated by Section 4.3. With respect to Arbitrable Matters, the arbitrator(s) may determine and order remedies in connection therewith, including damages.

         Section 14.2 Arbitration. Any claim, dispute or disagreement between Landlord and Tenant regarding any Arbitrable Matter shall, if not resolved by agreement of the parties, be resolved by arbitration administered by the American Arbitration Association under its Arbitration Rules for the Real Estate Industry, as amended and effective September 1, 2000, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration proceeding shall occur in Boston, Massachusetts under the "Expedited Procedures" provided for in such Arbitration Rules for the Real Estate Industry; provided that any such arbitration shall be before a 3-member arbitration panel. Landlord and Tenant irrevocably agree that the exclusive method for resolving any claim, dispute or disagreement between them regarding any Arbitrable Matter shall be arbitration in accordance with this Section. In the event of multiple claims, disputes or disagreements between Landlord and Tenant regarding Arbitrable Matters, such Arbitrable Matters shall be consolidated in a single arbitration proceeding to the extent practical without materially delaying the arbitration of any such Arbitrable Matters. In the event of multiple claims, disputes or disagreements between Landlord and Tenant, one or more of which regard Arbitrable Matters and one or more of which regard matters which are not Arbitrable Matters, the Arbitrable Matters shall be resolved by arbitration in accordance with this Section and the matters which are not Arbitrable Matters shall, unless the parties agree to submit the same to arbitration, be subject to litigation between the parties in a court of competent jurisdiction. The provisions of Article XIV shall survive termination of this Lease.

                          [EXECUTION ON FOLLOWING PAGE]

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

         Tenant and Landlord, each by its duly authorized officer, has signed this Lease as of the Effective Date.

                                  TENANT:

                                  ANTIGENICS, INC.

                                  By: /s/ Garo H. Armen
                                  --------------------------------------------
                                    Garo H. Armen, Chief Executive Officer

                                  LANDLORD:

                                  BHX, LLC, AS TRUSTEE OF 3 FORBES
                                   REALTY TRUST

                                  By: /s/ Robert A. Schlager
                                  --------------------------------------------
                                     Robert A. Schlager, Member